SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 2)

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[   ]    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                    Perma-Fix Environmental Services, Inc.
                            (Name of Registrant as Specified in its Charter)

                         (Name of Person(s) Filing Proxy Statement, if other
                                     than the Registrant)

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PERMA-FIX ENVIRONMENTAL SERVICES, INC.

1940 N.W. 67th Place, Suite A
Gainesville, Florida 32653

NOTICE OF SPECIAL MEETING
OF STOCKHOLDERS
To Be Held April ___, 2002

To the Stockholders of Perma-Fix Environmental Services, Inc.:

          Notice is hereby given that a Special Meeting of Stockholders (the "Meeting") of Perma-Fix Environmental Services, Inc. (the "Company") will be held at the offices of the Company, 1940 N.W. 67th Place, Gainesville, Florida 32653, on April ____, 2002, at 10:00 a.m. (EST), to consider and act upon the following matters:

1.	To approve an amendment to the Company's Restated Certificate of Incorporation increasing the authorized shares of the Company's common stock from 50,000,000 shares to 75,000,000 shares;
2.	To approve the future issuance of shares of common stock upon the exercise of warrants issued by the Company in connection with the Company's private placement completed July 30, 2001; and
3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

           Only stockholders of record at the close of business on March ____, 2002, will be entitled to notice of, and to vote at, the Meeting and at any adjournments thereof.

By Order of the Board of Directors,

Richard T. Kelecy Secretary

Gainesville, Florida
March ____, 2002

In order to ensure a quorum, it is important that you complete, date, sign and return the accompanying proxy. The enclosed return envelope requires no additional postage if mailed in the United States. You may revoke the proxy by writing prior to the meeting or if you attend the meeting, you may revoke the proxy and vote your shares in person.

TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1

INFORMATION CONCERNING THE SPECIAL MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2
Date, Time and Place . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Solicitation of Proxies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Revocability of Proxy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Record Date and Voting Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2 2 2 2

PROPOSAL 1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3
The Proposed Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Reasons for Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Recommendation of Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Vote Required. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3 3 3 4

PROPOSAL 2 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	5
The Offering. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Nasdaq Rule 4350 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
The Warrants and Placement Agent Warrants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Recommendation of the Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	5 6 6 7 8

ACQUISITION OF M&EC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	8
Questions and Answers About the M&EC Acquisition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Summary Terms of the M&EC Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
M&EC Company Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Certain M&EC Stockholder Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	8 9 10 10

SPECIAL FACTORS ABOUT THE M&EC ACQUISITION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	10
Background of the M&EC Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Purchase Price for M&EC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
M&EC's Series B Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
IRS Installment Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Payment of Certain M&EC Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Benefit Plan Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Use of Offering Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Purchase Accounting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Regulatory Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
No Registration Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Approval of M&EC Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Risk Factors Applicable to M&EC Acquisition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Changes in Accountants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	10 11 11 11 12 12 12 12 12 12 13 13 14

SELECTED HISTORICAL FINANCIAL DATA OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	15

SELECTED HISTORICAL FINANCIAL DATA OF M&EC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	16

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA . . . . . . . . . . . . . . . .	17

COMPARATIVE PER SHARE DATA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	19

i

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION OF M&EC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	20

PRINCIPAL STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	25

POTENTIAL CHANGE IN CONTROL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	27

STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS . . . . . . . . . . . . . .	28

OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	28

WHERE YOU CAN FIND MORE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	28

EXHIBIT "A" - Letter of Willard C. Carr, C.P.A. .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . .	30

APPENDIX A - FORM OF WARRANT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	A-1

APPENDIX B - M&EC FINANCIAL STATEMENTS .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . .	B-1

APPENDIX C - DSSI FINANCIAL STATEMENTS .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . .	C-1

ii

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
1940 N.W. 67th Place, Suite A
Gainesville, Florida 32653

PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Why are we holding a Special Meeting?

           Perma-Fix Environment Services, Inc. (referred to in this Proxy Statement as "we," "us," or the "Company") is holding a Special Meeting of Stockholders to consider and act upon the following matters:

           1.     To approve an amendment to the Company's Restated Certificate of Incorporation increasing the authorized shares of the Company's common stock from 50,000,000 shares to 75,000,000 shares
                   (see "PROPOSAL 1" beginning on page 3); and

           2.     To approve the future issuance of common stock upon the exercise of warrants issued by the
                   Company in connection with the Company's private placement completed July 30, 2001 (see
                   "PROPOSAL 2" beginning on page 5).

Why is my vote required to approve the exercise of the warrants issued in the Company's recent private placement?

           Our recent private placement was subject to a rule of the National Association of Securities Dealers, Inc. ("NASD") which requires us to obtain stockholder approval to issue shares of common stock through a private placement if, among other things, the number of shares to be issued represents 20% or more of our outstanding common stock. The number of shares of common stock previously issued under the private placement represented approximately 19.5% of our outstanding common stock as of the commencement of the private placement, and therefore, did not require stockholder approval under the NASD rule. However, the issuance of additional shares upon the exercise of the warrants issued under the private placement could cause us to exceed the 20% threshold. By agreement with the NASD, the NASD listed the shares of common stock issued in the private placement as long as we agreed to obtain shareholder approval to provide for the issuance of common stock upon exercise of the warrants issued in the private placement. (See "PROPOSAL 2" beginning on page 5).

Why is the acquisition of East Tennessee Materials and Energy Corporation discussed in this Proxy Statement?

           Our acquisition of M&EC was completed utilizing a portion of the proceeds from our recent private offering. Because the future issuance of shares of common stock upon exercise of the warrants issued under our private offering requires stockholder approval under our agreement with NASD, the rules and regulations of the Securities and Exchange Commission require us to include a discussion of the material terms of our acquisition of M&EC and the business and operations of M&EC. Because the acquisition of M&EC was completed in June 2001, you are not voting on the acquisition and your vote will not limit, restrict or otherwise affect the acquisition. (See "ACQUISITION OF M&EC" beginning on page 8 and "SPECIAL FACTORS ABOUT THE M&EC ACQUISITION" beginning on page 28).

What do I need to do now?

           After carefully reading and considering the information contained in this Proxy Statement, please complete and sign the enclosed Proxy Card and return it in the enclosed envelope as soon as possible, so that your shares will be represented at the Special Meeting of Stockholders. If you sign and send in your Proxy Card, but do not indicate how you want to vote, we will count your Proxy Card as a vote in favor of the proposals presented at the meeting. (See "ADDITIONAL INFORMATION CONCERNING THE SPECIAL MEETING" beginning on page 10).

Who can help answer my questions?

           If you have any questions about the matters discussed in this Proxy Statement or if you need additional copies of this Proxy Statement or the enclosed Proxy, you should write or call Richard T. Kelecy, Chief Financial Officer, at 1940 N.W. 67th Place, Suite A, Gainesville, Florida 32653, (352) 395-1351. (See "WHERE YOU CAN FIND MORE INFORMATION" beginning on page 28)

INFORMATION CONCERNING THE SPECIAL MEETING

Date, Time and Place

           This Proxy Statement is furnished to the holders of the common stock of Perma-Fix Environmental Services, Inc. (the "Company") in connection with the Special Meeting of Stockholders to be held at the Company's offices, located at 1940 N.W. 67th Place, Gainesville, Florida 32653 on April ____, 2002, at 10:00 a.m. (EST), and any adjournments thereof (the "Meeting"). The Notice of Special Meeting, this Proxy Statement and the accompanying Proxy Card are first being mailed to stockholders on or about April ____, 2002.

Solicitation of Proxies

           The Board of Directors of the Company (the "Board of Directors" or the "Board") is soliciting proxies to be used in voting at the Meeting. The Company will pay the cost of preparing, printing, assembling and mailing this Proxy Statement and the Proxy Card and all of the costs of the solicitation of the proxies. In addition to solicitation by use of the mail, certain of the Company's officers and employees may, without receiving additional compensation therefor, solicit the return of proxies by telephone, telegram or personal interview. The Company has also retained the services of Georgeson Shareholder Communications, Inc. to aid in the solicitation of proxies for a fee of $6,000, plus reasonable out-of-pocket expenses incurred by them. The Company has requested that brokerage houses and custodians, nominees and fiduciaries forward soliciting materials to their principals, the beneficial owners of common stock, and has agreed to reimburse them for reasonable related out-of-pocket expenses.

Revocability of Proxy

           The enclosed proxy is for use at the Meeting if the stockholder will not be able to attend in person. Any stockholder who executes a proxy may revoke it at any time before it is voted by delivering to the Company's Secretary either a written revocation or a duly executed proxy bearing a later date. A stockholder's proxy may also be revoked if the stockholder attends the Meeting and requests that the proxy be revoked.

Record Date and Voting Securities

           Only the holders of common stock of record at the close of business on March ____, 2002 (the "Record Date"), will have the right to receive notice of, and be entitled to vote at, the Meeting. Each stockholder of record is entitled to one vote for each share of common stock that the stockholder owned as of the Record Date on each matter to be voted upon at the Meeting.

           At the close of business on the Record Date, 33,968,177 shares of common stock were issued and outstanding, including the 4,397,566 shares of common stock issued previously pursuant to the Offering described under Proposal 1, but excluding 988,000 treasury shares. A majority of all of the outstanding shares of common stock entitled to notice of, and to vote at, the Meeting, represented in person or by proxy, will constitute a quorum for the holding of the Meeting. If a quorum is not represented at the Meeting, the Meeting will be adjourned, and the Company will incur additional expense.

           Pursuant to the General Corporation Law of the State of Delaware, only votes cast "FOR" a matter constitute affirmative votes, except a proxy which is not marked "FOR," "AGAINST" or "ABSTAINS" as to a particular matter will also be considered as a vote "FOR" that matter. Votes will be tabulated by an inspector of election appointed by the Board of Directors. Votes in which the stockholder marked "ABSTAINING" are counted for quorum purposes. Abstentions and broker non-votes are not considered as votes "FOR" a particular matter, but will be counted for quorum purposes.

PROPOSAL 1

AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 75,000,000.

The Proposed Amendment

           The Company's Restated Certificate of Incorporation, as amended (the "Certificate"), presently authorizes 52,000,000 shares of capital stock of the Company, of which 50,000,000 shares consist of common stock, par value $.001 per share, and 2,000,000 shares consist of preferred stock, par value $.001 per share. The Board of Directors of the Company recommends that the stockholders approve the amendment to the Certificate to increase the Company's authorized shares of common stock from 50,000,000 to 75,000,000 (the "Amendment"). If the Amendment is approved, the additional authorized, but unissued shares of common stock will be identical in all respects to presently authorized shares of common stock.

           Under the Amendment, the first paragraph of Article Fourth of the Certificate would be amended to read as follows:

            The total number of shares of capital stock that the Corporation shall have authority to issue is 77,000,000, of which 75,000,000 shall be designated as common stock, par value $.001 per share ("Common Stock"), and 2,000,000 shall be designated as preferred stock, par value $.001 per share ("Preferred Stock").

Reasons for Amendment

           The Amendment is necessary to allow the issuance of common stock upon the exercise or conversion of all of the Company's convertible securities and other rights to acquire common stock. As of _____________, 2002, these are as follows:

           *      315,527 shares issuable or which could be issuable under the Company's 1991 Performance Equity
                   Plan;

           *      338,440 shares issuable or which could be issuable under the 1992 Outside Directors Stock Option and Incentive Plan;

           *     approximately 2,239,089 shares issuable or which could be issuable under the 1993 Nonqualified
                   Stock Option Plan;

           *     approximately 250,004 shares issuable or which could be issuable under the Company's 1996
                   Employee Stock Purchase Plan;

           *     9,987,486 shares issuable upon exercise of outstanding warrants granted by the Company
                  (excluding the Warrants and the Placement Agent Warrants issued in the Offering);

           *     4,505,566 shares issuable upon exercise of the Warrants and the Placement Agent Warrants issued in the Offering, assuming Proposal 1 is approved; and

           *     up to 1,666,667 shares issuable upon conversion of 2,500 outstanding shares of the
                   Company's Series 17 Class Q Convertible Preferred Stock (the "Series 17 Preferred").

           The Company is required to reserve at least 19,302,779 shares of common stock for these potential issuances of common stock. As of ____________, 2002, 33,968,177 shares of common stock were issued and outstanding, leaving only 16,031,823 authorized shares (including 988,000 treasury shares) available to satisfy the Company's existing reserve obligations. Without approval of the Amendment, the Company's available common stock is insufficient to cover the

Company's existing reserve obligations. Consequently, if the stockholders do not approve the Amendment increasing the number of authorized shares of common stock, the Company may be unable to fulfill all its obligations to issue shares of common stock. If the Company is unable to fulfill such obligations, the Company could be in default under its various obligations to issue common stock, and it is possible that certain actions could be taken against the Company for losses and damages. Such actions could have a material adverse effect on the Company.

            The Board of Directors believes that increasing the number of authorized shares of common stock beyond the existing reserve requirement is also necessary in order to provide the Company with shares which will be available for issuance from time to time as needed for such proper corporate purposes as may be determined by the Board of Directors. Such corporate purposes might include the following:

           *      the raising of capital funds through private or public offerings,

           *      the acquisition by the Company of other companies,

           *      the declaration of stock splits or stock dividends, and

           *     the issuance of common stock under warrants, preferred stock, or other rights which may be granted by the Company from time to time in the future.

The Board may issue authorized common stock without future stockholder approval, except as may be required by applicable law or rule of the BSE or Nasdaq (if the Company's securities are then listed on the BSE or the Nasdaq).

           The issuance of additional shares of common stock could have a detrimental effect upon existing holders of the Company's common stock because such issuance may have a dilutive effect on the earnings per share of common stock and the voting rights of holders of the common stock. The issuance of additional shares of common stock could also have a dilutive effect on the voting rights of existing holders of the preferred stock to the extent the outstanding shares of preferred stock are converted into common stock.

          Although authorization of additional shares of common stock is recommended by the Board of Directors for the reasons stated above, and not because of any possible anti-takeover effect, such additional authorized shares of common stock could be used by incumbent management to make more difficult, and thereby discourage, an attempt to acquire control of the Company, even though stockholders of the Company may deem such an acquisition desirable. For example, the shares could be privately placed with purchasers who might support the Board of Directors in opposing a hostile takeover bid. The issuance of new shares of common stock could also be used to dilute the stock ownership and voting power of a third party seeking to remove the directors, replace incumbent directors, accomplish certain business combinations or alter, amend, or repeal portions of the Certificate.

            Capital Bank, as agent for certain investors, has the right to acquire 3,515,655 of the 14,508,802 shares of common stock issuable upon exercise of outstanding warrants and, if Proposal 1 is approved, an additional 842,995 shares under the Warrants. Capital Bank, as agent for certain investors, also holds the 2,500 shares of outstanding Series 17 Preferred, which are convertible into up to 1,666,667 shares of common stock. See "POTENTIAL CHANGE IN CONTROL" beginning on page 26 for a discussion of Capital Bank's ownership of common stock on agent for its various investors. Capital Bank has advised the Company that it is recommending to its investors that the shares of common stock held by Capital Bank be voted "For" this Proposal.

Recommendation of Board of Directors

The Board of Directors has Unanimously Approved and Recommends a Vote "For" the Amendment to the Company's Restated Certificate of Incorporation Increasing the Number of Authorized Shares of Common Stock From 50,000,000 to 75,000,000.

Vote Required

           The Amendment to the Certificate to increase the number of shares of the authorized capital stock of the Company requires the approval of the holders of a majority of the outstanding common stock.

PROPOSAL 2

TO APPROVE THE FUTURE ISSUANCE OF SHARES OF COMMON STOCK UPON EXERCISE OF THE WARRANTS ISSUED BY THE COMPANY IN CONNECTION WITH THE COMPANY'S PRIVATE PLACEMENT COMPLETED ON JULY 30, 2001

The Offering

          General Terms.

          From April 6, 2001 to July 30, 2001, the Company conducted a private offering (the "Offering") of a minimum of 1,500,000 units and a maximum of 4,400,000 units, at a purchase price of $1.75 per unit. Each unit consisted of one share of the Company's common stock and a warrant for the purchase of one share of common stock (a "Warrant"). Each Warrant is for a term of five years and has an exercise price of $1.75 per share of common stock. The price per unit and the exercise price of each Warrant was based on the Company's decision as to the value of a unit as of April 6, 2001, the date the Offering commenced, after consulting with the placement agents utilized by the Company in the Offering and considering that the closing price of a share of common stock as reported on the Nasdaq SmallCap Market (the "Nasdaq") on April 6, 2001, was $1.6875. The Company sold 4,397,566 units in the Offering for a total purchase price of $7,695,740.

          Use of Net Proceeds.

          The Company used approximately $2.5 million of the net proceeds of the Offering to assist in the consummation of the Company's acquisition of East Tennessee Materials and Energy Corporation ("M&EC"), a mixed waste processing facility in Oak Ridge, Tennessee, and the remainder to reduce the short-term debt owing to its lenders and for general working capital purposes.

           The acquisition of M&EC is described under "ACQUISITION OF M&EC" beginning on page 8, and "SPECIAL FACTORS ABOUT THE M&EC ACQUISITION" beginning on page 10. Certain financial information relating to M&EC and the Company is included in this Proxy Statement beginning on page 15.

          Placement Agent Warrants.

          Pursuant to the terms of the Offering, the Company appointed placement agents (each, a "Placement Agent") to place the units as an agent of the Company and to assist in completing the Offering. The Company paid each Placement Agent a fee equal to 7.5% of the aggregate purchase price for units placed by that particular Placement Agent. The Company also issued to each Placement Agent warrants to purchase up to the number of shares of common stock equal to 7% of the aggregate purchase price for units placed by that particular Placement Agent, divided by $1.75 (the "Placement Agent Warrants"). The Placement Agent Warrants are for a term of five years and have an exercise price of $1.75 per share. As a result, the Company paid the Placement Agents $202,500 in total fees and issued to them Placement Agent Warrants for the purchase of up to an aggregate of 108,000 shares of common stock.

           Subscribers.

          The Offering was sold only to accredited investors as that term is defined under Regulation D of the Securities Act of 1933, as amended (the "Act"). One of the investors in the Offering was Capital Bank -- Grawe Gruppe AG (f/k/a RBB Bank Aktiengesellschaft) ("Capital Bank"), which subscribed for 842,995 units under the Offering. As of _____________, 2002, Capital Bank owns, as agent for its investors, 9,532,904 shares of common stock, or 28.02% of the issued and outstanding common stock as of the Record Date (including the 842,995 shares comprising the Units acquired by Capital Bank in the Offering). Consequently, Capital Bank may be considered a beneficial owner of more than 10% of the Company's issued and outstanding common stock. Capital Bank has advised the Company that it is recommending to its investors that the shares of common stock held by Capital Bank be voted "For" this Proposal. See "POTENTIAL CHANGE IN CONTROL" for a discussion of Capital Bank's ownership of common stock as agent for its various investors.

          Registration of Common Stock.

           The issuance of the 4,397,566 shares of common stock included in the units sold in the Offering and up to 4,505,566 shares of common stock underlying the Warrants included in the units and Placement Agent Warrants does not require registration under the Act as such issuance is exempt under Rule 506 of Regulation D and/or Section 4(2) of the Act. However, in accordance with the terms of the Offering, the Company filed a Form S-3 Registration Statement on October 1, 2001 (the "Registration Statement"), to register such common stock with the Securities and Exchange Commission for resale purposes.

Nasdaq Rule 4350

           Under the original terms of the Offering, the Company offered to sell a maximum of 5,000,000 units. After the Offering commenced, however, the maximum number of units offered was reduced to 4,400,000 in order to comply with Rule 4350(i)(1)(D) of the rules of the National Association of Securities Dealers, Inc. The Company's common stock is listed for trading on the Nasdaq and the Boston Stock Exchange (the "BSE"). Although the BSE approved the listing of the shares of common stock to be issued in connection with the Offering and upon the exercise of the Warrants and the Placement Agent Warrants, the Nasdaq advised the Company that the Offering could violate Rule 4350(i)(1)(D) governing the listing of additional securities on the Nasdaq as originally structured.

           Rule 4350(i)(1)(D) provides that a corporation must obtain shareholder approval to issue, through a private placement such as the Offering, a number of shares of common stock equal to or greater than 20% of the corporation's outstanding common stock at a price less than the greater of book or market value of the common stock. At the time of the discussion with Nasdaq, the Company had 22,896,762 shares of common stock outstanding, and the offering of up to 5,000,000 units could have resulted in up to 10,000,000 shares being issued if the Warrants were exercised, representing more than 43.67% of the Company's then issued and outstanding common stock.

            For purposes of determining whether the Offering complies with Rule 4350(i)(1)(D), the Nasdaq asserted that the Company cannot use April 6, 2001, the date the Offering commenced, to determine market value, but must determine market value as of the date that each subscription agreement for units is executed by the investor and becomes binding. Because the price of the common stock as reported on the Nasdaq rose from $1.6875 per share on the date the Offering commenced to $2.27 on the date the Offering terminated, numerous subscription agreements were executed at a time when the market value per share of common stock was greater than the $1.75 purchase price per unit. The Nasdaq claimed that the subscription agreements executed on a date when the market price was greater than the $1.75 unit purchase price represented sales at less than the greater of book or market value of the common stock, thereby implicating Rule 4350(i)(1)(D).

           In order to comply with Rule 4350(i)(1)(D), the Company agreed with the Nasdaq to restructure the Offering so that (a) the maximum number of units offered was reduced from 5,000,000 to 4,400,000, and (b) the Warrants and the Placement Agent Warrants could not be exercised until the Company's stockholders approved the issuance of the shares of common stock upon the exercise of the Warrants and the Placement Agent Warrants. Prior to the closing of the Offering, the Placement Agents and the initial investors who subscribed for units agreed to amend the terms of the Warrants and the Placement Agent Warrants pursuant to the Company's agreement with the Nasdaq. As a result of these modifications, only 4,397,566 shares of common stock, representing approximately 19.5% of the issued and outstanding shares of common stock as of the commencement of the Offering, have been issued under the Offering without stockholder approval.

The Warrants and Placement Agent Warrants

           Summary of Terms.

           Each Warrant and Placement Agent Warrant entitles the holder to purchase one share of common stock at an exercise price of $1.75 per share, subject to the adjustments in certain cases described below. Each Warrant and Placement Agent Warrant may be exercised at any time after stockholder approval of Proposal 2 and prior to the expiration of the fifth anniversary of the date of issuance of the Warrants and Placement Agent Warrants.

           Adjustments to Exercise Price and Number of Shares Purchasable.

           The exercise price and the number of shares of common stock issuable upon the exercise of the Warrants and Placement Agent Warrants are subject to adjustment, from time to time, upon the occurrence of any of the following events:

            *      If the Company (a) pays a dividend in, or makes a distribution of, shares of capital stock on its outstanding common stock; (b) subdivides its outstanding shares of common stock into a greater number of shares; or (c) combines its outstanding shares of common stock into a smaller number of shares; and

           *       If the Company consolidates with, or merges into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding common stock).

           Listing and Registration.

           There is no established public trading market for the Warrants and the Placement Agent Warrants, and the Company does not expect one to emerge. As discussed above, the BSE has approved the listing of the common stock underlying the Warrants and the Placement Agent Warrants, and the Nasdaq has approved such listing subject to stockholder approval of this Proposal 2.

            Pursuant to the terms of the Offering and the subscription agreements for units, the Company filed the Registration Statement under the Act for the resale of the common stock included in the units and the common stock issuable upon the exercise of the Warrants and the Placement Agent Warrants. The Company has received comments from the Securities and Exchange Commission ("SEC") as to the Registration Statement, but is unable to finalize the Registration Statement in accordance with the SEC comments until after the meeting. If the stockholders do not approve this Proposal 1, the Company will withdraw the shares of common stock issuable upon exercise of the Warrants and the Placement Agent Warrants from the Registration Statement.

           Certain Effects of Exercise of Warrants and the Placement Agent Warrants.

           If all or a portion of the Warrants and the Placement Agent Warrants are exercised, the number of outstanding shares of common stock will increase. The increased number of shares of common stock could have a depressive effect on the market price of the common stock. This depressive effect could encourage short sales which could place downward pressure on the price of the common stock. If all or a portion of the Warrants and the Placement Agent Warrants are exercised, the resulting increase in the number of shares of common stock outstanding will dilute the ownership interest and proportionate voting power of the existing holders of common stock.

           Principal Effects of Approval.

           If this Proposal 1 is approved by the stockholders and if all Warrants and Placement Agent Warrants are exercised, the Company would receive $7,884,741 in proceeds from such exercises. If the stockholders do not approve this Proposal 1, the Company will not be obligated to issue shares pursuant to the exercise of the Warrants nor the Placement Agent Warrants. Neither the Warrants or the Placement Agent Warrants provide a penalty if the Company is unable to obtain such stockholder approval.

           Once the Company stockholders approve Proposal 1 and Proposal 2, the Company will seek to complete the registration under the Form S-3 Registration Statement filed October 1, 2001, of the common stock included in the units and the common stock issuable upon the exercise of the Warrants included in the units and the Placement Agent Warrants. If such registration is completed, all such common stock will be freely tradeable under the Federal securities laws.

Recommendation of the Board of Directors

The Board of Directors Unanimously Recommends that the Stockholders Vote "For" the Future Issuance of Common Stock Upon the Exercise of the Warrants and the Placement Agent Warrants Issued Pursuant to the Offering.

Vote Required

           Pursuant to Nasdaq Rule 4350(i)(6), this Proposal 2 requires the affirmative vote of a majority of the votes cast, in person or by proxy, by the holders of the common stock.

ACQUISITION OF M&EC

Questions and Answers About the M&EC Acquisition

           When was M&EC Acquired?

            On June 27, 2000, the Company entered into a letter of intent to acquire M&EC, and on January 18, 2001, the Company, all of the shareholders of M&EC, and Bill Hillis entered into the Stock Purchase Agreement (the "Purchase Agreement") providing for the Company's acquisition of M&EC (the "M&EC Acquisition"). The M&EC Acquisition was completed on June 25, 2001, and the Company now owns all of the issued and outstanding shares of voting stock of M&EC.

           What is M&EC?

            East Tennessee Materials and Energy Corporation is a Tennessee corporation located in Oak Ridge, Tennessee. M&EC holds both hazardous waste treatment and storage permits and a license to store and treat low-level radioactive waste.

           In 1988, M&EC began constructing a treatment and processing facility in Oak Ridge, Tennessee (the "M&EC Facility") to treat and process waste containing both low-level radioactive and hazardous waste ("Mixed Waste") Oak Ridge, Tennessee (the "M&EC Facility"). Construction of the M&EC Facility was still in progress in June 2000, when the Company entered into the letter of intent to acquire M&EC, and the initial phase of construction of the M&EC Facility was completed after the Company acquired M&EC. The M&EC Facility began accepting waste in June 2001 and became operational in the third quarter of 2001. The 125,000 square-foot facility is located on the grounds of the U.S. Department of Energy's (the "DOE") Oak Ridge K-25 Weapons Facility. The M&EC Facility uses the Company's various technologies to treat Mixed Waste coming from governmental, institutional and commercial generators nationwide. M&EC is one of only a few such facilities in the country.

            M&EC has three subcontracts with Bechtel Jacobs Company LLC, DOE's site manager, which were awarded to M&EC in 1998 (the "DOE subcontracts"). The DOE Subcontracts cover the treatment of millions of cubic feet of legacy, operational, and remediation nuclear waste. These subcontracts may be canceled with 30 days' notice. See "SPECIAL FACTORS ABOUT THE M&EC ACQUISITION - Risk Factors Applicable to the M&EC Acquisition" on page 13.

             M&EC, together with Diversified Scientific Services, Inc. ("DSSI") and Perma-Fix of Florida, Inc. ("PFF"), make up our nuclear services segment. The three facilities perform different treatment functions which, together, are able to process all aspects of the same waste stream, including solids, liquids, and high organic elements, as well as large volume waste streams.

          Why did the Company acquire M&EC?

           Since 1992, the Company has pursued a strategy of acquiring business operations and facilities that complement the Company's existing businesses. The Company has particularly focused on acquiring businesses which the Company believes can be grown by integrating the businesses into the Company's existing operations and facilities.

           The Company entered into the storage and treatment of low-level radioactive waste and Mixed Waste in 1994 with the acquisition of Perma-Fix of Florida, Inc. in Gainesville, Florida. In August 2000, the Company expanded its Mixed Waste activities by acquiring DSSI, in Kingston, Tennessee, a company that (a) transports, stores and treats hazardous and Mixed Waste and (b) disposes or recycles Mixed Waste in a treatment unit located at DSSI's facility.

            The Board of Directors identified the Mixed Waste service industry as a potentially profitable line of business and considered the benefits of expanding the Company's nuclear waste business through the expansion of Mixed Waste activities. The Board of Directors determined that the M&EC Acquisition would further the Company's long-term strategy due, in significant respect, to the fact that M&EC operates under both a hazardous waste treatment and storage permit, possesses a license to store and treat low-level radioactive waste, and had obtained the DOE Subcontracts.

           Does my vote affect the M&EC Acquisition?

           No, your vote will not affect the M&EC Acquisition. The M&EC Acquisition did not require the approval of our stockholders. You are not being asked to vote on the M&EC Acquisition. However, because the M&EC Acquisition was completed utilizing a portion of the proceeds of the Offering, the Company has included certain information about the M&EC Acquisition for your consideration in determining whether to approve the future issuance of common stock upon the exercise of the Warrants issued by the Company in connection with the Offering and to satisfy the requirements of the Securities Exchange Act of 1934, as amended. The Offering is described under Proposal 2 beginning on page 5 of this Proxy Statement. If Proposal 2 is not approved by the stockholders, the prior completion of the M&EC Acquisition will not be limited, restricted, or otherwise affected.

Summary Terms of the M&EC Acquisition

           The principal terms of the M&EC Acquisition were as follows:

           Purchase Price for M&EC (see page 11).

           Pursuant to the terms of the Purchase Agreement, all of the outstanding voting stock of M&EC was acquired by the Company and M&EC with (a) M&EC redeeming 20% of the outstanding shares of M&EC voting stock, and (b) the Company acquiring all of the remaining outstanding shares of M&EC voting stock. This structure resulted in the Company owning all of the outstanding shares of M&EC common stock. The Company paid approximately $2.5 million for the M&EC common stock acquired by the Company by issuing 1,597,576 shares of the Company's common stock to shareholders of M&EC at an agreed value of $1.50 per share.

           M&EC Series B Preferred Stock (see page 11).

           In connection with the completion of the M&EC Acquisition, M&EC issued to the M&EC shareholders shares of M&EC's newly created non-voting and non-convertible Series B Preferred Stock having a stated value of approximately $1.285 million in redemption of 20% of the M&EC common stock.

            IRS Payments (see page 11).

            In accordance with the terms of the Purchase Agent, M&EC entered into an Installment Agreement with the Internal Revenue Service (the "IRS") providing for the payment over seven years of various withholding taxes owing by M&EC in the aggregate amount of $923,425.

            Payment of Certain M&EC Liabilities (see page 12).

            The Company issued 346,666 shares of common stock to certain creditors of M&EC in satisfaction of approximately $520,000 of M&EC's liabilities. In addition, M&EC issued a $3.7 million promissory note to a former affiliate of M&EC in payment of amounts advanced, and services provided, to M&EC.

            Benefit Plan Payments (see page 12).

            The Company paid $1.77 million in corrective contributions to M&EC's 401(k) Plan and to the 401(k) Plan of a former affiliate of M&EC.

            Regulatory Approvals (see page 12).

            Prior to completion of the M&EC acquisition, the Tennessee Department of Environmental Quality consented to the change in control of M&EC under M&EC's hazardous waste treatment and storage permits and licenses to store and treat low-level radioactive waste.

           No Registration Rights (see page 12).

          The shareholders and former creditors of M&EC do not have the right to require the Company to register the shares of Company common stock issued in the M&EC Acquisition for resale with the SEC.

           Accounting Treatment (see page 12).

           The M&EC Acquisition has been treated as a purchase transaction for accounting and financial reporting purposes.

           Summary of Common Stock Issued

           The Company issued a total of 1,944,242 shares of Company common stock in connection with the M&EC Acquisition, representing approximately 7.5% of the outstanding shares of common stock on June 25, 2001, the date the M&EC Acquisition closed, and approximately % of the outstanding shares of common stock as of the Record Date.

M&EC Company Information

          The name, address, and telephone number of the principal executive offices of M&EC are: East Tennessee Materials and Energy Corporation, 2010 Highway 58, Suite 1020, Building - K - 1005, Oak Ridge, Tennessee 37830, (865) 574-0149.

Certain M&EC Stockholder Matters

           We acquired the M&EC voting stock from M&EC's 17 stockholders. None of the former M&EC stockholders own more than 5% of our common stock as a result of the M&EC Acquisition, and all directors and officers of M&EC, as a group, own less than 5% of our common stock. At the time of the M&EC Acquisition, there was no established public trading market for the M&EC voting stock and M&EC historically paid no dividends on the common stock.

SPECIAL FACTORS ABOUT THE M&EC ACQUISITION

Background of the M&EC Acquisition

           In May 1998, the Company began providing to M&EC waste treatment, materials recycling technologies, and research and development services under a subcontractor agreement with M&EC. The Company and M&EC agreed to act as a team in the performance of certain contracts that either the Company or M&EC may obtain from contractors of the DOE regarding treatment and disposal of certain types of radioactive, hazardous, or Mixed Waste at DOE facilities. M&EC and the Company made a joint proposal to DOE, with M&EC to act as the team leader to treat and dispose of Mixed Waste at DOE's Oak Ridge, Tennessee site (the "Oak Ridge Site"), and throughout the DOE network. In June 1998, M&EC, as the team leader, was awarded the three DOE Subcontracts by Bechtel Jacobs Company, LLC, the government-appointed manager of the environmental program for Oak Ridge, to perform certain treatment and disposal services at the Oak Ridge site and throughout the DOE network.

           On June 27, 2000, the Company entered into a letter of intent to acquire M&EC. In July 2000, the Company's services to M&EC were expanded to include design and construction management services for the M&EC Facility. On January 18, 2001, the Company, all of the shareholders of M&EC, and Bill Hillis entered into the Purchase Agreement providing for the M&EC Acquisition. After entering into the letter of intent and prior to acquiring M&EC, the Company loaned and/or advanced to M&EC approximately $2.3 million to provide working capital and billed approximately $9.8 million related to construction of the M&EC facility. The M&EC Acquisition was completed on June 25, 2001.

Purchase Price for M&EC

           The M&EC acquisition was structured so that the Company acquired all of the outstanding voting stock of M&EC, with (a) M&EC redeeming 20% of the outstanding voting stock and (b) the Company acquiring all of the remaining outstanding shares of the M&EC voting stock. This structure resulted in the Company owning all of the M&EC voting stock upon completion of the M&EC acquisition.

            The Company paid approximately $2.5 million for the M&EC voting stock acquired by the Company by issuing 1,597,576 shares of common stock to the shareholders of M&EC at an agreed value of $1.50 per share, the closing price of the common stock as reported on the Nasdaq on the date of the initial letter of intent relating to the M&EC Acquisition. The voting stock acquired by the Company included shares of M&EC common stock which, as a condition precedent to the M&EC Acquisition, were issued by M&EC prior to the closing of the M&EC Acquisition pursuant to the conversion of all of M&EC's Series A preferred stock.

M&EC's Series B Preferred Stock

           In connection with the completion of the M&EC Acquisition, M&EC issued to the shareholders of M&EC shares of its newly created Series B Preferred Stock having a stated value of approximately $1.3 million in redemption of the remaining 20% of M&EC's common stock. The M&EC Series B Preferred Stock is non-voting and non-convertible and may be redeemed at the option of M&EC at any time after June 25, 2002 for the per share price of $1.00. After June 25, 2002, the holders of the M&EC Preferred will be entitled to receive, when, as, and if declared by the Board of Directors of M&EC out of legally available funds, dividends at the rate of 5% per year per share applied to the amount of $1.00 per share, which are fully cumulative.

IRS Installment Agreements

          As a condition to the closing of the M&EC Acquisition, M&EC entered into an installment agreement with the Internal Revenue Service (the "IRS") relating to various withholding taxes owing by M&EC in the aggregate principal amount of $923,495 payable over seven years (the "M&EC IRS Agreement"). As an additional condition to such closing, one of M&EC's affiliated shareholders prior to the acquisition by the Company, Performance Development Corporation, a Tennessee corporation ("PDC"), and two other corporations affiliated with PDC (together with PDC, the "PDC Entities") entered into an installment agreement with the IRS relating to withholding taxes owing by each such corporation ("PDC IRS Agreement"). The PDC IRS Agreement provides for the payment of annual installments over a term of seven years in the aggregate amount of $3,713,721. The installment agreements further provide as follows:

          (a)     the Company does not have any liability for any taxes, interest or penalty with respect to M&EC or any PDC Entities;

         (b)     M&EC will be solely liable for paying the obligations of M&EC;

          (c)     the IRS will not assert any liability against the Company, M&EC or any current or future, related affiliate of the Company for any tax, interest or penalty of the PDC Entities;

          (d)     as long as the payments of M&EC under its installment agreement are timely made pursuant to the terms of the installment agreement, the IRS will not file a notice of federal tax lien, change or cancel the installment agreement, or take any other type of action against M&EC with respect to the withholding taxes and interest set forth in the installment agreement; and

          (e)     the IRS agrees not to assert any liability against M&EC, the Company, or any current or future related affiliate of the Company for any tax, interest or penalty of any of the PDC Entities.

Payment of Certain M&EC Liabilities

          Prior to the closing of the M&EC Acquisition, PDC had advanced monies to, and performed certain services for M&EC, totaling approximately $3.7 million. In payment of such advances and services, M&EC issued a Promissory Note, dated June 7, 2001, to PDC in the principal amount of approximately $3.7 million. The promissory note is payable over seven years and the payments under the note correspond to the payments due by PDC to the IRS under the PDC IRS Agreement. PDC has directed M&EC to make all payments under the promissory note directly to the IRS to be applied to PDC's obligations under its installment agreement with the IRS. The Company did not acquire any interest in the PDC Entities.

           As an additional condition to the closing of the M&EC Acquisition, the Company issued 346,666 shares of common stock to certain other creditors of M&EC in satisfaction of approximately $520,000 of M&EC's liabilities.

Benefit Plan Payments

          In connection with the closing of the M&EC Acquisition, the Company made $1.77 million in certain corrective contributions to M&EC's 401(k) Plan and to PDC's 401(k) Plan.

Use of Offering Proceeds

          In January 2001, when the Company entered into the Purchase Agreement to acquire M&EC, the Company did not have sufficient funds or financial resources to fully fund the M&EC Acquisition. In April 2001, the Board of Directors agreed to undertake the Offering to raise between $2.6 million and $8.75 million to assist in funding the M&EC Acquisition and for general working capital purposes. As more fully described beginning on page 5 of this Proxy Statement, the final terms of the Offering provided for a private offering of between $2.6 million and $7.7 million, representing a minimum of 1.5 million units and a maximum of 4.4 million units at a purchase price of $1.75 per unit. Each unit consisted of one share of the Company's common stock and a Warrant for the purchase of one share of common stock at an exercise price $1.75 per share. The Company sold 4,397,566 units in the Offering for a total purchase price of $7,695,740 and net proceeds of $6.88 million.

           The Company used approximately $2.1 million of the net proceeds of the Offering to assist in completing the M&EC Acquisition. Of this amount, $1.77 million was used to fund the corrective contributions to the M&EC and PDC 401(k) Plans described above, and $50,000 was used to fund the initial payment to the IRS under the Installment Agreements described above, and approximately $263,000 was paid to satisfy certain other liabilities of M&EC. The remaining net proceeds were added to the Company's working capital.

Purchase Accounting

          The M&EC Acquisition has been treated as a purchase transaction for accounting and financial reporting purposes.

Regulatory Approvals

           The closing of the M&EC Acquisition was conditioned upon receipt of all necessary regulatory approvals. M&EC's hazardous waste treatment and storage permits and license to store and treat low level radioactive waste are issued by the Tennessee Department of Environmental Quality, which consented to the Company's acquisition of M&EC.

           In connection with the closing of the M&EC Acquisition, the IRS entered into the M&EC IRS Agreement and the PDC IRS Agreement, and the U.S. Department of Labor agreed to the amount of the corrective contributions to be made to M&EC's 401(k) Plan and PDC's 401(k) Plan.

No Registration Rights

          The shareholders and former creditors of M&EC do not have the right to require the Company to register the shares of Company common stock issued in the M&EC Acquisition for resale with the SEC.

Approval of M&EC Acquisition

           The Company's Board of Directors unanimously approved the M&EC Acquisition upon the terms and conditions set forth in the Purchase Agreement. The Delaware General Corporation Law did not require the vote of the Company's stockholders to complete the M&EC Acquisition. In reaching its conclusion that the M&EC Acquisition was fair to, and in the best interest of, the Company and its shareholders, the Company's Board of Directors also considered, among other factors:

           (1)      its knowledge of the business operations, properties, assets, and prospects of the Company and M&EC;

           (2)     current industry, economic and market conditions;

           (3)      the terms of the Purchase Agreement;

           (4)      the uniqueness of the M&EC facility;

           (5)      the value of M&EC's existing licenses and permits and the DOE Subcontracts; and

           (6)      the prospect of integrating M&EC into the Company's existing nuclear services segment which would result in the Company owning three of the five Mixed Waste facilities in the United States.

             In view of the variety of factors considered in connection with its evaluation of the M&EC Acquisition, the Company's Board did not find it practicable to, and did not quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the Company's Board may have given different weights to factors in addition to those above.

            You are not being asked to vote on the M&EC Acquisition because the Company has already completed the M&EC Acquisition. The information regarding M&EC is being provided only to assist you in your consideration of Proposal 2 and to satisfy the requirements of the Securities Exchange Act of 1934, as amended. If Proposal 2 is not approved by the stockholders, the prior completion of the M&EC Acquisition will not be limited, restricted, or otherwise affected.

Risk Factors Applicable to M&EC Acquisition

           M&EC does not have any operating history.

            Because M&EC's Facility is newly constructed, M&EC has a limited operating history. If M&EC does not generate sufficient monies we may not be able to recoup our investment in M&EC, M&EC may not be able to operate profitably or we may not recoup the amounts advanced to M&EC. If we are unable to effectively operate M&EC to achieve profitability, the potential growth of our business will be limited and our business, results of operations, and financial condition would materially suffer.

           If the DOE Subcontracts are canceled, M&EC will lose its primary revenue source.

            Most of M&EC's revenues are expected to be generated pursuant to the DOE Subcontracts issued to M&EC by Bechtel Jacobs Company LLC under contracts that Bechtel Jacobs has received with the DOE. Each of these subcontracts provides that the DOE may terminate the contracts under which the subcontracts were issued on 30 days' notice. If we fail to maintain, renew, or replace these contracts, M&EC's revenues will be materially reduced, and your investment will be materially and adversely affected.

            M&EC's substantial debt could reduce the funds available for our operation and our ability to obtain additional financing.

           At November 30, 2001, M&EC's aggregate debt was approximately $5.8 million. M&EC's leverage could have material adverse consequences on our ability to operate the business, including the following:

           *      Funds available for our operations and general corporate purposes or for capital expenditures will be reduced because a substantial portion of M&EC's cash flow from operations will be dedicated to the payment of the principal and interest on M&EC's indebtedness; and

            *     Our ability to obtain financing in the future for refinancing indebtedness, working capital, capital expenditures, or other purposes may be impaired.

          M&EC's ability to make principal and interest payments, or to refinance indebtedness, will depend upon M&EC's and the Company's future operating performance and cash flow.  An event of default, which is not cured or waived, under financial and operating covenants contained in M&EC's debt instruments, could result in, and have, a material adverse effect on us.

           If M&EC cannot maintain its government permits, M&EC will not be able to continue its operations.

           M&EC is subject to extensive, evolving, and increasingly stringent federal, state, and local environmental laws and regulations. Such federal, state, and local environmental laws and regulations govern our activities regarding the treatment, storage, recycling, disposal, and transportation of hazardous and non-hazardous waste and low-level radioactive waste. M&EC must maintain its current permits, licenses and/or approvals to conduct such activities in compliance with such laws and regulations. Failure to maintain such permits, licenses and/or approvals or to obtain any necessary permits, licenses and/or approvals in the future would have a material adverse effect on our operations and financial condition.

           If environmental regulation or enforcement is relaxed, the demand for M&EC's services will decrease.

           The demand for M&EC's services is substantially dependent upon the public's concern with, and the continuation and proliferation of, the laws and regulations governing the treatment, storage, recycling, and disposal of hazardous, and low-level radioactive waste. A decrease in the level of public concern, the repeal or modification of such laws, or any significant relaxation of regulations relating to the treatment, storage, recycling, and disposal of hazardous waste and low-level radioactive waste would significantly reduce the demand for our services and could have a material adverse effect on M&EC's operations and financial condition. We are not currently aware of any current federal or state government or agency efforts in which a moratorium or limitation has been, or will be, placed upon the creation of new hazardous waste regulations that would have a material adverse effect on M&EC.

           M&EC's nuclear waste management services subject M&EC to potential environmental liability.

            The business of rendering services in connection with certain types of hazardous waste and low-level radioactive waste subjects M&EC to risks of liability for damages.

Changes in Accountants

             In conjunction with the M&EC Acquisition, on June 25, 2001, M&EC dismissed Willard L. Carr, CPA, P.C. and retained Gallogly, Fernandez & Riley to audit the consolidated financial statements of M&EC for the fiscal years ended December 31, 2000 and 1999.

             Willard L. Carr, CPA, P.C. had audited M&EC's financial statements for the years ended December 31, 1998 and 1997. The reports on such financial statements did not contain an adverse opinion or disclaimer of opinion, nor were the reports modified as to uncertainty, audit scope or accounting principles. There were no disagreements between M&EC and Willard L. Carr, CPA, P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

            During the two most recent fiscal years and the period prior to their appointment, M&EC did not consult with Gallogly Fernandez & Riley regarding the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on the financial statements.

           Willard L. Carr, CPA, P.C. has furnished M&EC with a letter which is filed as an exhibit to this Proxy Statement.

SELECTED HISTORICAL FINANCIAL DATA OF THE COMPANY

The financial data included in this table has been derived from our audited consolidated financial statements. Financial statements for the years ended December 31, 2000, 1999, 1998, 1997 and 1996 have been audited by BDO Seidman, LLP. When you read this selected historical financial data, it is important that you also read the historical financial statements and related notes incorporated by reference in this Proxy Statement.

Statement of Operations Data:

(Amounts in Thousands, Except for Share Amounts)	December 31,

	2000(4)	1999(2)	1998	1997	1996

Revenues(3)	$59,139	$46,464	$30,551	$28,413	$27,041
Net income (loss) from continuing operations	(556)	1,570	462	192	27
Net loss from discontinued operations	--	--	--	(4,101)	(287)
Preferred Stock dividends	(206)	(308)	(1,160)	(1,260)	(2,145)
Gain on Preferred Stock redemption	--	188	--	--	--
Net income (loss) applicable to Common Stock from continuing operations	(762)	1,450	(698)	(1,068)	(2,118)
Basic net income (loss) per common share from continuing operations(1)	(.04)	.08	(.06)	(.10)	(.24)
Diluted net income (loss) per common share from continuing operations(1)	(.04)	.07	(.06)	(.10)	(.24)
Basic number of shares used in computing net income (loss) per share(1)	21,558	17,488	12,028	10,650	8,761
Diluted number of shares and potential common shares used in computing net income (loss) per share(1)	21,558	21,224	12,028	10,650	8,761

Balance Sheet Data:

December 31,

	2000	1999	1998	1997	1996

Working capital (deficit)	(2,829)	(1,400)	372	754	(773)
Total assets	72,771	54,644	28,748	28,570	29,036
Long-term debt	25,490	15,302	3,042	4,981	6,360
Total liabilities	50,751	34,825	12,795	16,376	16,451
Stockholders' equity	22,020	19,819	15,953	12,194	12,585

(1)      As of December 31, 1997, the Company applied SFAS 128, the new standard of computing and presenting earnings per share. The adoption of SFAS 128 did not have a material effect on the Company's EPS presentation for prior years, since the effects of potential common shares are antidilutive.

(2)      Includes financial data of PFO, PFSG and PFMI as acquired during 1999 and accounted for using the purchase method of accounting from the date of acquisition, June 1, 1999.

(3)      Excludes revenues of Perma-Fix of Memphis, Inc., shown elsewhere as a discontinued operation.

(4)       Includes financial data of DSSI as acquired during 2000 and accounted for using the purchase method of accounting from the date of acquisition, August 31, 2000.

SELECTED HISTORICAL FINANCIAL DATA OF M&EC

            The financial data included in this table has been derived from M&EC's audited consolidated financial statements. Financial statements for the years ended December 31, 2000 and 1999 have been audited by Gallogly, Fernandez and Riley, LLP[, and the years ended December 31, 1998 and 1997 are derived from audited financial statements not presented herein. When you read this selected historical financial data, it is important that you also read the historical financial statements and related notes incorporated by reference in this Proxy Statement.

Statement of Operations Data:

(Amounts in Thousands, Except for Share Amounts)	December 31,

	2000	1999	1998	1997(1)

Revenues(2)	$905	$1,208	$175	$-
Net loss	(1,452)	(1,962)	(930)	(113)
Preferred Stock dividends	(349)	(282)	-	-
Net loss applicable to Common Stock	(1,801)	(2,244)	(930)	(113)
Basic net loss per common share:	(.87)	(1.10)	(.51)	(.08)
Basic number of shares used in computing net loss per share	2,066,700	2,047,950	1,837,000	1,500,000

Balance Sheet Data:

December 31,

	2000	1999	1998	1997

Working capital (deficit)	(11,763)	(5,011)	(1,662)	-
Total assets	11,303	6,040	3,277	442
Long-term debt	763	448	1,348	-
Total liabilities	13,108	6,469	3,091	-
Stockholders' equity (deficit)	(3,097)	(1,371)	186	442

(1)     M&EC was established effective December 4, 1997.

(2)     Revenue during start-up period was due to engineering services.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

           The following Selected Unaudited Pro Forma Condensed Combined Financial Data should be referenced in conjunction with the Selected Historical Financial Information and separate Historical Financial Statements of the Company and M&EC included elsewhere or incorporated by reference in this Proxy Statement.

Unaudited Pro Forma Condensed Combined Statement of Operations For the six months ended June 30, 2001

(Amounts in Thousands Except for Per Share Data)	Perma-Fix	M&EC	Adjustments		Pro Forma

Revenues	$ 36,552	$ 167	$		$ 36,719
Cost of goods sold	26,257	127			26,384

Gross profit	10,295	40			10,335
Selling, general and administrative	6,905	2,279			9,184
Depreciation and amortization	2,032	130	451	(a),(b)	2,613

Income (loss) from operations	1,358	(2,369)	(451)		(1,462)
Other income (expense):
Interest income	16	-			16
Interest expense	(2,592)	(14)	10	(c)	(2,596)
Other income (expense)	(18)	-			(18)

Net loss	(1,236)	(2,383)	(441)		(4,060)
Preferred stock dividends	(82)	(1,954)	1,922	(d)	(114)

Net loss applicable to Common Stock	$ (1,318)	$ (4,337)	$ 1,481		$ (4,174)

Basic and diluted net loss per common share	$ (0.06)				$ (0.17)

Weighted average number of common shares outstanding	22,711		1,944	(e)	24,655

Unaudited Pro Forma Condensed Combined
Statement of Operations
For the year ended December 31, 2000

(Amounts in Thousands Except for Per Share Data)	Perma-Fix	DSSI	M&EC	Adjustments		Pro Forma

Revenues	$ 59,139	$ 3,381	$ 906	$		$ 63,426
Cost of goods sold	40,910	1,938	559			43,407

Gross profit	18,229	1,443	347			20,019
Selling, general and administrative	12,765	1,269	1,291			15,325
Depreciation and amortization	3,651	127	452	1,266	(a),(b), (g)	5,496

Income (loss) from operations	1,813	47	(1,396)	(1,266)		(802)
Other income (expense):
Interest income	41	-	-			41
Interest expense	(2,657)	-	(175)	(384)	(c),(h)	(3,216)
Other income (expense)	247	(196)	119	195	(f)	365

Net income (loss)	(556)	(149)	(1,452)	(1,455)		(3,612)
Preferred stock dividends	(206)	-	(349)	349	(d)	(206)

Net income (loss) applicable to Common Stock	$ (762)	$ (149)	$ (1,801)	$ (1,106)		$ (3,818)

Basic and diluted net loss per common share	$ (0.04)					$ (0.16)

Weighted average number of common shares outstanding	21,558			1,944	(e)	23,502

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1 - Basis of Presentation

The unaudited pro forma statements of operations combine the historical consolidated statements of operations of Perma-Fix Environmental Services, Inc. for the year ended December 31, 2000, and the six months ended June 30, 2001, with the historical statements of income for DSSI for the period from January 1, 2000 through the date of acquisition of August 31, 2000 and the historical statements of income East Tennessee Materials & Energy Corp. ("M&EC") for the year ended December 31, 2000, and the six months ended June 25, 2001. The pro forma balance sheet has been omitted as the amounts for DSSI and M&EC are included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2001.

The unaudited pro forma financial statements exclude the effect of any operating income improvements which may be achieved upon combining the resources of the companies and exclude costs associated with the integration and consolidation of the companies.

Note 2 - Pro Forma Adjustments

Perma-Fix Environmental Services, Inc. acquired DSSI on August 31, 2000, and acquired M&EC on June 25, 2001, in transactions accounted for as purchases. The pro forma adjustments consist of the following:

(a)	The excess of the purchase price over the net assets acquired of approximately $9,149,000 was assigned to permits in accordance with purchase accounting. Amortization expense for acquired permits with an estimated useful life of ten years was recorded in the annual amount of $915,000.
18

(b)	Amortization expense for goodwill on M&EC's statements in the annual amount of $12,000 is reversed as this asset was not recorded in accordance with purchase accounting.
(c)	Reduce interest expense to reflect elimination of notes payable settled upon acquisition.
(d)	Preferred Stock dividends for Series A were eliminated pursuant to the conversion of Series A to Common Stock prior to acquisition. Recorded Preferred Stock dividends for the six months ended June 30, 2001 on the Preferred Stock Series B issued at closing. Dividends accrue at an annual rate of 5% beginning one year after acquisition.
(e)	Adjusted weighted average shares for the1,944,242 shares of Common Stock issued at closing for consideration and extinguishment of certain debt of M&EC.
(f)	Eliminate management fees of $195,000 from DSSI parent company for the eight months ended August 31, 2000, prior to DSSI acquisition.
(g)	Increase DSSI depreciation of $183,000 for write up of fixed assets to market value, and increase amortization of $180,000 for permits for DSSI.
(h)	Increase interest expense of $552,000 for debt acquired in relation to DSSI acquisition.

Note 3 - Federal Income Tax Consequences of the Mergers

The unaudited pro forma financial statements assume that the mergers qualify as taxable transactions for federal income tax purposes.

COMPARATIVE PER SHARE DATA

          The following table presents historical per share data of M&EC and the Company which is derived from financial statements, audited and unaudited, appearing elsewhere in this Proxy Statement. The table also includes unaudited pro forma combined per share data using the purchase method of accounting, assuming the acquisition had been effective as of the beginning of 2000. The unaudited pro forma combined per share data also assumes the conversion of all outstanding M&EC Series A preferred stock into common stock and subsequent exchange of all outstanding M&EC common stock through the issuance of 1,597,576 shares of Perma-Fix Common Stock as of the beginning of 2000. See "ACQUISITION OF M&EC" beginning on page 8 for more information on both of these assumptions. Also, included in the table is unaudited pro forma equivalent per share data for M&EC for the periods presented. The pro forma equivalent data assumes the same exchange value of M&EC stock for Perma-Fix stock for all periods.

The pro forma data presented does not purport to be indicative of the results of future operations or the results that would have occurred had the acquisition been consummated at the beginning of 2000. The information set forth below should be read in conjunction with the historical financial statements and notes thereto of M&EC and the Company presented elsewhere in this Proxy Statement. Neither M&EC nor Perma-Fix has paid cash dividends for any of the periods presented.

	Six Months ended June 30,	Year ended December 31,

	2001	2000	1999	1998	1997	1996

HISTORICAL - M&EC COMMON STOCK:
Diluted loss per share attributable to common shareholders	(1.88)	(0.87)	(1.10)	(0.51)	(0.08)	-
Book value per share (Note 1)	(1.82)	(1.50)	(0.67)	(0.10)	(0.29)	-

HISTORICAL - PERMA-FIX COMMON STOCK:
Diluted income (loss) per share attributable to common shareholders	(0.06)	(0.04)	0.08	(0.06)	(0.10)	(0.24)
Book value per share (Note 1)	1.33	1.02	0.93	1.33	1.14	1.44

PRO FORMA EQUIVALENT - M&EC
Diluted loss per share attributable to common shareholders	(2.71)	(1.24)	(1.57)	(0.72)	(0.11)	-
Book value per share (Note 2)	(2.62)	(2.14)	(0.96)	0.14	0.42	-

PRO FORMA - PERMA-FIX
Diluted loss per share attributable to common shareholders	(0.17)	(0.16)
Book value per share (Note 3)	1.25	0.95

Note 1:  The historical book value per share is computed by dividing shareholders' equity by the number of shares of common stock and preferred stock, on an as if converted basis, outstanding at the end of the period.
Note 2:  The pro forma equivalent book value per share is computed by dividing shareholders' deficit by the Perma-Fix equivalent shares of M&EC common stock and preferred stock outstanding at the end of the period.
Note 3:  The pro forma combined book value per share is computed by dividing pro forma shareholders' equity by the pro forma number of shares of common stock outstanding at the end of the period, which reflects actual book value per share for Perma-Fix.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF M&EC

          M&EC's management's discussion and analysis is based, among other things, upon its audited consolidated financial statements and includes the accounts of M&EC and its wholly owned subsidiary, after elimination of all significant inter-company balances and transactions.

          M&EC was formed in December 1997, to build and operate a mixed waste (waste containing both hazardous and low level radioactive waste) treatment facility. During the period of construction, M&EC provided engineering and consulting services to the hazardous mixed waste storage, analysis, treatment and disposal industry. Primary customers of M&EC are currently United States Department of Energy ("DOE") contractors. In June 1999, M&EC obtained the necessary federal and state permits and licenses to operate a facility to store and treat low-level radioactive and hazardous waste and mixed waste.

          M&EC completed construction of the treatment facility located in Oak Ridge, Tennessee (the "Oak Ridge Facility") in June 2001, and the Oak Ridge Facility became operational during the third quarter of 2001. M&EC was acquired by Perma-Fix Environmental Services, Inc ("the Company") effective June 25, 2001.

Results of Operations

The following discussion and analysis should be read in conjunction with M&EC's consolidated financial statements and the notes thereto incorporated by reference into this Proxy Statement.

Below are the results of operations for M&EC's years ended December 31, 2000, 1999 and 1998:

(Consolidated)	2000	%	1999	%	1998	%

Net Revenue	$ 905,480	100.0	$ 1,208,226	100.0	$ 175,285	100.0
Cost of goods sold	558,806	61.7	876,779	72.6	107,247	61.2

Gross Profit	346,674	38.3	331,447	27.4	68,038	38.8
Selling, general and administrative	1,290,352	142.5	1,725,784	142.8	753,287	429.7
Depreciation and amortization	452,345	50.0	301,840	25.0	156,377	89.2
Other income (expense):
Other income	119,005	13.1	-	-	-	-
Interest expense	(175,044)	(19.3)	(266,171)	(22.0)	(88,508)	(50.5)

Net loss	(1,452,062)	(160.4)	(1,962,348)	(162.4)	(930,134)	(530.6)
Preferred Stock dividends	(349,341)	(38.6)	(281,719)	(23.3)	(67,216)	(38.3)
Net loss applicable to common stockholders	$(1,801,403)	(198.9)	$(2,244,067)	(185.7)	$(997,350)	(569.0)

Summary - Years Ended December 31, 2000 and 1999

          M&EC's consolidated revenues decreased $303,000 or 25.1% for the year ended December 31, 2000 as compared to the year ended December 31, 1999. The decrease is due to several consulting and engineering contracts that were not renewed with M&EC in 2000, and an emphasis on construction of the Oak Ridge Facility in lieu of pursuing new consulting and engineering contracts.

          Cost of goods sold decreased $318,000 or 36.3% for the year ended December 31, 2000, as compared to the corresponding period for 1999. This decrease reflects the decrease in revenues due to the contract losses and the construction of the Oak Ridge Facility for the same period.

           Gross profit for the year ended December 31, 2000, increased to $347,000, which as a percentage of revenue is 38.3%, reflecting an increase over the 1999 percentage of revenue of 27.4%. This increase is a result of M&EC retaining higher margin contracts during 2000.

          Selling, general and administrative expenses decreased $435,000, or 25.2%, for the year ended December 31, 2000, as compared to the corresponding period for 1999. This decrease is due to reduced costs related to certain terminated personnel and to the construction of the Oak Ridge Facility, as such costs were capitalized to construction in progress. During 2000 and 1999, general and administrative costs capitalized to construction in progress were $1,456,000 and $1,120,000, respectively, which includes payroll, overhead facility costs, procurement costs and subcontractor costs.

           Depreciation and amortization expense reflects an increase for the year ended December 31, 2000, of $151,000, or 49.9%, as compared to the year ended December 31, 1999. The increase reflects additional amortization expense of approximately $169,000 from the amortization of permits for the treatment of hazardous and low level radioactive waste. This increase is offset by a decrease of $14,000 for amortization on lease acquisition costs associated with the operating lease on the Oak Ridge Facility, and for depreciation expense on capital leases of $4,000 due to the elimination of several leased assets during 2000.

          Interest expense decreased $91,000, or 34.2%, for the year ended December 31, 2000, as compared to the year ended December 31, 1999. This decrease is due to a decrease of approximately $221,000 due to imputed interest capitalized to the construction in progress of the Oak Ridge Facility. The decrease was partially offset by an increase of $130,000 from new notes payable entered into in 2000 and a full year of interest on notes payable entered into during the second half of 1999.

          Preferred stock dividends for the year ended December 31, 2000, increased $68,000, or 24.0%, as compared to the corresponding period in 1999. This increase is due to a full year of dividends in 2000, and only six months of dividends from June 30, 1999 to December 31, 1999 (see discussion below on Preferred Stock).

Summary - Years Ended December 31, 1999 and 1998

          M&EC's consolidated revenues increased $1,033,000, or 589.3%, for the year ended December 31, 1999, as compared to the year ended December 31, 1998. The increase in revenues was due to engineering and consulting revenues generated from the acquisition of First Choice Technical Services, Inc. ("FCTS") effective January 1, 1999 (see below for discussion on FCTS acquisition).

          Cost of goods sold increased $770,000, or 717.5%, for the year ended December 31, 1999, as compared to the corresponding period for 1998. This increase is due to direct costs associated with the additional revenues generated by FCTS, as discussed above.

          Gross profit for the year ended December 31, 1999 increased to $331,000, which as a percentage of revenue is 27.4%, reflecting a decrease over the 1998 percentage of revenue of 38.8%. This decrease is due to M&EC performing more engineering jobs, which are lower margin, during 1999 as compared to higher margin jobs performed in 1998.

          Selling, general and administrative expenses increased $972,000, or 129.1%, for the year ended December 31, 1999, as compared to the corresponding period for 1998. This increase is due to additional expenses related to the FCTS acquisition, and to the increase in general operating costs associated with a start up business in it's second year of operations.

          Depreciation and amortization expense reflects an increase for the year ended December 31, 1999 of $145,000 or 93.0% as compared to the year ended December 31, 1998. This increase reflects amortization expense of approximately $170,000 from the amortization of costs associated with new permits obtained in June 1998 for the treatment of hazardous and low level radioactive waste and an increase in depreciation expense of $11,000 on office equipment purchases and newly leased plant equipment. These increases are offset by a decrease of $36,000 for amortization on lease acquisition costs associated with the operating lease on the Oak Ridge Facility.

          Interest expense increased $178,000, or 200.7%, for the year ended December 31, 1999, as compared to the year ended December 31, 1998. This increase is from interest on notes payable entered into during 1999 and a full year of interest on notes payable entered into during the last half of 1998.

          Preferred stock dividends for the year ended December 31, 1999, increased $215,000, or 319.1%, as compared to the corresponding period in 1998. This increase is due to six months of dividends beginning on June 30, 1999 for the Series A Preferred Stock of $68,000 and an increase of $107,000 related to the accretion of the of the redemption value to the Series A Preferred Stock (see discussion below on Preferred Stock).

Liquidity and Capital Resources of the Company

          At December 31, 2000, M&EC had no cash or cash equivalents. This reflects a net increase in cash and cash equivalents provided by operating activities of $852,000 and an increase in financing activities of $4,849,000 (principally advances from the Company of $3,754,000, advances from Performance Development Corporation ("PDC"), an affiliate of M&EC prior to the acquisition, of $607,000 and net proceeds from notes payable of approximately $488,000). These increases were offset by cash used in investing activities of $5,701,000 for capital expenditures in construction of new facility for approximately $5,533,000 and $168,000 to obtain permits for the Oak Ridge Facility.

          Accounts receivable, net of allowances, totaled approximately $213,000, a decrease of $52,000 over the December 31, 1999 balance of $265,000. This decrease corresponds with the decrease in revenues during the year ended December 31, 2000, as discussed above.

          As of December 31, 2000, accounts payable was approximately $1,128,000, an increase of $666,000 over the December 31, 1999 balance of $462,000. This increase is a result of the construction of the Oak Ridge Facility and a decreased cash inflow from reduced revenues.

          Net purchases of property and equipment for the twelve months ended December 31, 2000, totaled $5,522,000. These capital expenditures were for construction in progress related to the construction of the Oak Ridge Facility.

          Effective January 1, 1999, M&EC acquired all of the outstanding common stock of FCTS in exchange for 50,000 shares of M&EC's common stock valued at $200,000 and the assumption of $39,035 of liabilities. The acquisition was recorded using the purchase method of accounting. Accordingly, the purchase price was allocated to the net assets acquired based upon the estimated fair market values. The excess of the purchase price over the estimated fair value of the net assets acquired was approximately $120,000, which has been accounted for as goodwill and is being amortized over its estimated useful life of ten years. The operating results of FCTS are included in M&EC's results of operations from the date of acquisition. FCTS is an engineering and consulting firm that provides services related to hazardous mixed waste storage, analysis, treatment and disposal.

          As of December 31, 2000, there were 270,487 shares of Series A Preferred Stock issued and outstanding. Dividends on the Series A preferred stock were cumulative. All outstanding shares of the Series A preferred stock of M&EC were converted to common stock in March 2001 prior to the acquisition of M&EC by the Company.

          M&EC recorded preferred stock dividends of $67,622 and $135,244 during 1999 and 2000, respectively. These dividends were unpaid at December 31, 2000 and are included in the carrying value of the Series A preferred stock. The excess of the minimum redemption value of $1,622,922 over the initial carrying value of $553,435 is being accreted and recorded as preferred stock dividends from the issuance date to the redemption date (June 30, 2003). M&EC recorded preferred stock dividends related to the accretion of the redemption value of the Series A preferred stock of $214,097, $214,097 and $107,049 during 2000, 1999 and 1998, respectively.

          Prior to being acquired by the Company, M&EC's liquidity to service its debt requirements and to make payroll came primarily from loans and advances from the Company totaling approximately $2.3 million, loans and advances from PDC totaling $3.7 million and payroll withholdings not paid to the federal government of $923,425 and monies owed to M&EC's and PDC's 401-K plan totaling approximately $1.77 million. In addition, prior to the acquisition, the Company financed the construction of M&EC's Oak Ridge Facility under a service agreement between the Company and M&EC, and the Company invoiced M&EC approximately $9.8 million for the cost of the construction prior to the acquisition. See "Acquisition of M&EC" contained in this Proxy Statement.

          M&EC's working capital deficit position at December 31, 2000, was $11,763,000, as compared to a working capital deficit of $5,011,000 at December 31, 1999. The increase in the deficit position was due partially to additional advances from PDC and the Company of $4,362,000 and increased current notes payable of $1,200,000. The remaining increase in the deficit position is from increased accounts payable and accruals and decreased receivables related to the construction of the new facility for approximately $1,190,000.

          Short-term notes payable of M&EC totaled approximately $928,000 at the end of 2000, and such notes payable were past due as of December 31, 2000. Approximately $888,000 of these notes payable were settled, prior to or pursuant to the acquisition of M&EC by the Company as discussed below.

          During 1998 and 1999 M&EC issued long-term notes payable of $1,573,000 to related parties. M&EC issued common stock and preferred stock to the unsecured note payable holders. Common stock issued during 1998 and 1999 totaled 337,000 and 65,500 shares, respectively, valued at $1,610,000, or $4.00 per share. No value was assigned to the Series A cumulative preferred stock issued in connection with these notes. The $1,610,000 was recorded as a debt discount and is being amortized to interest expense over the term of the notes. During 2000 and 1999, $322,000 and $322,000, respectively, of the debt discount was amortized to interest expense. As of December 31, 2000, the unamortized debt discount was $831,200. The above unsecured notes payable to stockholders were settled in June 2001 pursuant to the acquisition of M&EC by the Company.

          M&EC entered into an installment agreement with the IRS relating to the withholding taxes owing by M&EC in the amount of $923,496 ("Installment Agreement"). The Installment Agreement provides for the payment of such withholding taxes over a term of approximately eight years. As a further condition to the closing of the acquisition, PDC and two corporations affiliated with PDC, entered into an installment agreement with the IRS relating to their withholding taxes (the "PDC Installment Agreement"). The PDC Installment Agreement provides for the payment of semi-annual installments over a term of eight years in the aggregate amount of approximately $3,714,000.

          In connection with M&EC's acquisition by the Company, the following occurred relating to certain of M&EC's liabilities:

          *     PDC had advanced monies to, and performed certain services for, M&EC aggregating approximately
                 $3,700,000. Amounts due to PDC for such advances and services were $4,489,845 and $3,882,567 at
                 December 31, 2000 and 1999, respectively. In payment of such advances and services, M&EC issued a promissory note, dated June 7, 2001, to PDC in the principal amount of approximately $3,700,000.
                 The promissory note is payable over eight years to correspond to payments due to the IRS under the PDC Installment Agreement. PDC has directed M&EC to make all payments under the promissory note directly to the IRS to be applied to PDC's obligations under the PDC Installment Agreement.
                 PDC was not acquired by the Company;

          *     The Company advanced $1,820,000 to M&EC, which was used by M&EC to pay to the IRS $50,000, being the first installment under the Installment Agreement, $1,336,000 in contributions required to be made to M&EC's 401-K plan and $434,000 to pay certain of M&EC's long-term debt; and

          *     $520,000 of M&EC's liabilities were paid by the Company issuing to those creditors, approximately
                 347,000 shares of the Company's common stock.

           M&EC recently completed the construction of its Oak Ridge Facility. The 125,000 square-foot facility, located on the grounds of the Oak Ridge K-25 Weapons Facility of the Department of Energy ("DOE"). M&EC also has three subcontracts with Bechtel-Jacobs Company, LLC, DOE's site manager, which were awarded in 1998 and cover the treatment of legacy, operational and remediation nuclear waste. The facility began accepting waste in June 2001 and became operational during the third quarter of 2001.

           See "ACQUISITION OF M&EC" beginning on page 8 for further discussion as to the terms of the acquisition of M&EC by the Company.

PRINCIPAL STOCKHOLDERS

          The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of the Company's common stock by the following:

          *     each person known by the Company to beneficially own more than, or own rights to acquire more than,
                 5% of all common stock outstanding;

          *     each director;

          *     the chief executive officer and each other executive officer whose salary and bonus for the last fiscal year exceeds $100,000; and

          *     all directors and executive officers as a group.

           Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares of common stock held by them. Beneficial ownership is determined in accordance with the rules and regulations promulgated under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Shares of common stock which the person has a right to acquire within 60 days after _______________, 2002, are deemed outstanding for purposes of computing the percentage of ownership of that particular person and for all officers and directors as a group, but are not deemed outstanding in computing the percentage of any other person.

          Applicable percentage ownership in the following table is based on 33,968,177 shares of common stock outstanding as of _______________, 2002, excluding 988,000 treasury shares. Unless otherwise indicated, the business address of such person, for the purposes of this Proxy Statement, is Perma-Fix Environmental Services, Inc., 1940 N.W. 67th Place, Gainesville, Florida 32653.

Beneficial Owner	Amount and Nature of Ownership	Percent of Common Stock
Dr. Louis F. Centofanti	1,210,197(1)	3.52%
Thomas P. Sullivan and the Ann L. Sullivan Living Trust	1,605,745(2)	4.72%
Capital Bank-Grawe Gruppe AG(3)	15,114,681(3)	38.61%
Mark A. Zwecker	251,828(4)	*
Jon Colin	47,000(5)	*
Richard T. Kelecy	162,065(6)	*
Roger Randall	130,000(7)	*
Larry McNamara	10,000(8)	*
Jack Lahav	581,429(9)	1.71%
Directors and Executive Officers as a Group (8 persons)	4,214,453(10)	12.08%

* Indicates beneficial ownership of less than one percent (1%).

(1) This amount includes (a) 541,434 shares held of record by Dr. Centofanti; (b) 64,763 shares issuable under options granted pursuant to the 1991 Performance Equity Plan and the 1993 Non-qualified Stock Option Plan, which are immediately exercisable; (c) 300,000 shares issuable under options granted pursuant to Dr. Centofanti's Employment Agreement, which are immediately exercisable; and (d) 304,000 shares held by Dr. Centofanti's wife. This amount does not include 160,000 shares issuable under options which are not exercisable within 60 days. Dr. Centofanti shares voting and investment power over the shares held by his wife.

(2) This amount includes (a) 24,841 shares held of record by Mr. Sullivan, (b) 25,000 shares issuable under options granted pursuant to the 1992 Outside Directors Stock Option and Incentive Plan, which are immediately exercisable, and (c) 1,555,904 shares held by the Ann L. Sullivan Living Trust, dated September 6, 1978 ("ALS Trust"). Mr. Sullivan shares beneficial ownership of the shares held by the ALS Trust with his wife, Ann L. Sullivan, who is the trustee and primary beneficiary of the ALS Trust.

(3) This amount includes 9,932,359 shares that Capital Bank owns of record and 3,515,655 shares that Capital Bank has the right to acquire within 60 days under certain warrants. The warrants are exercisable at exercise prices ranging from $1.4219 to $1.9688 per share of common stock. This amount also includes 1,666,667 shares of common stock issuable upon the conversion of 2,500 shares of Series 17 Preferred held by Capital Bank. This amount does not include the shares of common stock which may be issuable for payment of dividends on the Series 17 Preferred. This amount also does not include the 842,995 shares which will be issuable upon approval of Proposal 1 of this Proxy Statement and the exercise of the Warrants acquired by Capital Bank in the Offering. If Proposal 1 is approved by the stockholders, then Capital Bank will beneficially own 15,957,676 shares of common stock, representing 39.9% of the then outstanding common stock, assuming that the Company does not issue any shares of common stock except to Capital Bank, and Capital Bank does not sell or otherwise dispose of any shares of common stock. Capital Bank has also advised the Company that it is holding these warrants, including the Warrants acquired in the Offering, and shares on behalf of numerous clients, all of which are accredited investors. Although Capital Bank is the record holder of the shares of common stock and warrants described in this note, Capital Bank has advised the Company that it does not believe it is a beneficial owner of the common stock or that it is required to file reports under Section 16(a) or Section 13(d) of the Exchange Act. Because Capital Bank (a) has advised the Company that it holds the common stock as a nominee only and that it does not exercise voting or investment power over the common stock held in its name and that no one investor of Capital Bank for which it holds Company common stock holds more than 4.9% of the issued and outstanding common stock of the Company; (b) has no right to, and is not believed to possess the power to, exercise control over the Company's management or its policies; (c) has not nominated, and has not sought to nominate, a director to the Company's board; and (d) has no representative serving as an executive officer of the Company, the Company does not believe that Capital Bank is an affiliate of the Company. Capital Bank's address is Burgring 16, 8010 Graz, Austria. Capital Bank has advised the Company that it is a banking institution regulated by the banking regulations of Austria. Capital Bank is a wholly owned subsidiary of Grazer Wechselseitige Versicherung Aktiengesellschaft ("Grazer").  Capital Bank has advised the Company that Grazer is wholly owned by GRAWE VERMOGENSVERWALTUNG, a mutual insurance association ("GRAWE").  Capital Bank has further advised the Company that the owners of GRAWE are all insurance holders of Grazer with an insurance agreement for more than one year.  See "POTENTIAL CHANGE IN CONTROL."

(4) This amount includes (a) 191,946 shares held of record by Mr. Zwecker; (b) 14,882 issuable under options granted pursuant to the 1991 Performance Equity Plan, which are immediately exercisable; (c) 5,000 shares issuable under options granted pursuant to the 1993 Non-qualified Stock Option Plan, which are immediately exercisable; and (d) 40,000 shares granted pursuant to the 1992 Outside Directors Stock Option and Incentive Plan, which are immediately exercisable.

(5) This amount includes (a) 7,000 shares held of record by Mr. Colin, and (b) 40,000 shares issuable under options granted pursuant to the 1992 Outside Directors Stock Option and Incentive Plan, which are immediately exercisable.

(6) This amount includes (a) 12,065 shares held of record by Mr. Kelecy and (b) 150,000 shares issuable under options granted pursuant to the 1993 Non-qualified Stock Option Plan. This amount does not include 130,000 shares issuable under options granted pursuant to the 1993 Non-qualified Stock Option Plan, which are not exercisable within 60 days.

(7) This amount includes (a) 130,000 shares issuable under options granted pursuant to the 1993 Non-qualified Stock Option Plan, which are immediately exercisable. This amount does not include 130,000 shares issuable under options granted pursuant to the 1993 Non-qualified Stock Option Plan, which are not exercisable within 60 days.

(8) This amount includes (a) 10,000 shares issuable under options granted pursuant to the 1993 Non-qualified Stock Option Plan, which are immediately exercisable. This amount does not include 160,000 shares issuable under options granted pursuant to the 1993 Non-qualified Stock Option Plan, which are not exercisable within 60 days.

(9) This amount includes (a) 571,429 shares held of record by Mr. Lahav and (b) 10,000 shares issuable under options granted pursuant to the 1992 Outside Directors Stock Option and Incentive Plan, which are immediately exercisable. This amount does not include the 571,429 shares issuable upon approval of Proposal 1 of this Proxy Statement and upon exercise of the Warrants acquired by Mr. Lahav in the Offering. If Proposal 1 is approved by the stockholders, then Mr. Lahav will beneficially own 1,142,858 shares of common stock, representing 3.34% of the then outstanding common stock, assuming that the Company does not issue any other shares of common stock.

(10) This amount includes 919,528 shares that executive officers and directors have the right to acquire within 60 days.

POTENTIAL CHANGE IN CONTROL

          As of ________________, 2002, Capital Bank owned of record, as agent for certain accredited investors, 9,532,904 shares of common stock representing 28.02% of the Company's issued and outstanding common stock. Capital Bank has rights to acquire an additional 6,025,317 shares of common stock if Proposal 2 is approved or 5,182,322 shares if Proposal 2 is not approved. The shares which Capital Bank has the right to acquire are the following:

           *      842,995 shares of common stock issuable upon exercise of the Warrants included in the units purchased in the Offering by Capital Bank as agent for certain investors assuming the stockholders approve
                   Proposal 2 of this Proxy Statement;

           *     3,515,655 shares of common stock issuable under various other warrants held by Capital Bank; and

           *     1,666,667 shares of common stock issuable to Capital Bank upon the conversion of 2,500 shares of the
                   Company's Series 17 Preferred held by Capital Bank. The Series 17 Preferred is not entitled to vote on the proposals included in this Proxy Statement.

          If Capital Bank were to acquire all of the shares of common stock issuable upon exercise of the various warrants held by Capital Bank and the shares of common stock issuable upon conversion of the Series 17 Preferred, then Capital Bank's record ownership as of the record date would be as follows:

          *     15,558,221 shares of common stock, representing 38.85% of the issues and outstanding common stock as of the Record Date; or

           *    14,715,226 shares of common stock if Proposal 2 is not approved, representing 37.54% of the issued and outstanding common stock as of the Record Date.

The foregoing estimates assume that no other shares of common stock are issued by the Company, no other warrants or options are exercised, the Company does not acquire additional shares of common stock as treasury stock, and Capital Bank does not dispose of any shares of common stock.

           If Capital Bank were to acquire the shares of common stock as described above, the Company may not be able to avoid an actual change in control of the Company if Capital Bank seeks such a change in control. Moreover, if such conversion and exercise results in Capital Bank acquiring more than 50% of the then outstanding Common Stock of the Company, the Company would not be able to avoid a change in control.

          If Capital Bank acquires the shares of common stock described above, Capital Bank may be able to cause a change in at least 50% of the members of the Company's Board of Directors. Such a change in Board membership could be an event of default under the Company's $22 million credit facility (the "Credit Facility") and its $5.6 million outstanding Senior Subordinated Notes due July 31, 2006 (the "Notes"). In addition, if Capital Bank were to acquire such shares and cause Dr. Louis Centofanti to be removed from the Board of Directors or as the Company's president and chief executive officer, the removal could be an event of default under the Credit Facility and the Notes.

          Capital Bank has advised the Company that it is a banking institution regulated by the banking regulations of Austria which holds the Company's shares of stock on behalf of numerous investors. Capital Bank has advised the Company that it is precluded by Austrian law from disclosing the identities of its investors, but that all of its investors are accredited investors under Rule 501 of Regulation D promulgated under the Act. In addition, Capital Bank has advised the Company that none of its investors beneficially own more than 4.9% of the Company's common stock. Capital Bank has further informed the Company that its clients (and not Capital Bank) maintain full voting and dispositive power over such shares. Consequently, Capital Bank has advised the Company that it believes it is not the beneficial owner, as such term is defined in Rule 13d-3 under the Exchange Act ("Rule 13d-3"), of the shares of stock registered in the name of Capital Bank because it has neither voting nor investment power, as such terms are defined in Rule 13d-3, over such shares. As a result, Capital Bank has informed the Company that it does not believe that it is required to file reports under Section 16(a) of the Exchange Act or to file either a Schedule 13D or a Schedule 13G, as required by Rule 13d-1 of the Exchange Act, in connection with the shares of the Company's common stock registered in the name of Capital Bank.

STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

           Any stockholder who wishes to present a proposal for consideration at the annual meeting of stockholders to be held in 2002 must submit such proposal in accordance with the rules promulgated by the Securities and Exchange Commission. In order for a proposal to be included in the Company's proxy materials relating to the 2002 Annual Meeting of Stockholders, the stockholder must have submitted such proposal in writing to the Company so that it was received no later than January 4, 2002. Any stockholder proposal submitted with respect to the Company's 2002 Annual Meeting of Stockholders and received by the Company after January 4, 2002, will be considered untimely for purposes of Rule 14a-4 and 14a-5 under the Exchange Act, and the Company may vote against such proposal using its discretionary voting authority as authorized by proxy. Such proposals should be addressed to Richard T. Kelecy, Perma-Fix Environmental Services, Inc., 1940 N.W. 67th Place, Suite A, Gainesville, Florida 32653.

OTHER MATTERS

          The Board of Directors has no knowledge of any business to be presented for consideration at the Meeting other than as described above. Should any such matters properly come before the Meeting or any adjournment thereof, the persons named in the enclosed Proxy Card will have discretionary authority to vote such proxy in accordance with their best judgment on such matters and with respect to matters incident to the conduct of the Meeting.

         Additional copies of the Proxy Statement and accompanying Proxy Card may be obtained from the Company.

         BDO Seidman, LLP ("BDO Seidman") is serving as our independent accountants to audit the consolidated financial statements of the Company for fiscal year 2001. We expect that representatives of BDO Seidman will be present at the Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions.

WHERE YOU CAN FIND MORE INFORMATION

          The Company files annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information we file in the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at (800) SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Commission at www.sec.gov.

          The Commission allows us to incorporate by reference information into this Proxy Statement which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be a part of this Proxy Statement, except for any information superseded by information in this Proxy Statement. This Proxy Statement incorporates by reference the following documents that we have previously filed with the Commission:

          *     Our annual report on Form 10-K for the fiscal year ended December 31, 2000;

          *     Our quarterly reports on Form 10-Q for the quarter ended March 31, 2001; for the quarter ended June 30,
                  2001; and for the quarter ended September 30, 2001;

          *     Our current reports on Form 8-K filed on April 6, 2001, May 14, 2001, July 5, 2001, July 20, 2001, and
                 August 7, 2001, and the amendments to the current report on Form 8-K/A, filed September 10, 2001, and
                 January 25, 2002; and

          *     Our definitive Proxy Statement filed on April 30, 2001, pursuant to Section 14 of the Exchange Act in connection with our 2001 Annual Meeting of Stockholders.

           We are also incorporating by reference any additional filings we make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act documents between the date of this Proxy Statement and the date of the Meeting.

          If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this Proxy Statement. Stockholders may obtain documents incorporated by reference in this Proxy Statement by requesting them in writing or by telephone from the Company at Perma-Fix Environmental Services, Inc., 1940 N.W. 67th Place, Suite A, Gainesville, Florida 32653, (352) 373-4200. If you would like to request documents from us, please do so by April ___, 2002 to receive them before the Special Meeting.

          You should rely only on the information contained or incorporated by reference in this Proxy Statement. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated March ___, 2002. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than March ___, 2002, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

          In order to assure the presence of the necessary quorum at the Meeting, please sign and mail the enclosed Proxy Card promptly in the envelope provided. No postage is required if mailed within the United States. The signing of the Proxy Card will not prevent your attending the Meeting and voting in person.

Order of the Board of Directors, Richard T. Kelecy, Secretary Gainesville, Florida March ____, 2002

EXHIBIT "A"

Letter of Willard Carr, CPA, P.C.

                                                                                                                                                                       Willard L. Carr, CPA
Willard                                                                                                                                                 Tracy J. Larabee, CPA
L. Carr CPA pc                                                                                                                         David W. Carr, CPA

Member of
American Institute of Certified Public Accountants                          Tennessee Society of Certified Public Accountants
__________________________________________________________________________________________

March 9, 2002

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Gentlemen:

We have been furnished with a copy of the section "Change in Accountants" in the preliminary proxy statement for Perma-Fix Environmental Services as it relates to our former client East Tennessee Materials & Energy Corporation. We agree with the statements made in response to that section insofar as they relate to our Firm.

Very truly yours,

/s/ Willard L. Carr, CPA PC
Willard L. Carr, CPA PC

_________________________________CPA_____________________________
570 Oak Ridge Turnpike, P.O. Box 6274                                                                           Phone (865) 482-2457 * Fax (865) 482-7933
Oak Ridge, Tennessee 37831-6274                                                                                                                        www.wlccpapc.com

APPENDIX A

FORM OF WARRANT

THIS WARRANT AGREEMENT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT (A) UNDER COVER OF A REGISTRATION STATEMENT UNDER SUCH ACT WHICH IS EFFECTIVE AND CURRENT WITH RESPECT TO THIS WARRANT AGREEMENT OR SUCH SHARES OF COMMON STOCK, AS THE CASE MAY BE, OR (B) PURSUANT TO THE WRITTEN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO PERMA-FIX ENVIRONMENTAL SERVICES, INC. TO THE EFFECT THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED WITH RESPECT TO SUCH SALE OR TRANSFER.

____________ Warrants

WARRANT AGREEMENT

          This WARRANT AGREEMENT (the "Agreement") is made effective the 31st day of July, 2001 (the "Issue Date"), between PERMA-FIX ENVIRONMENTAL SERVICES, INC. a Delaware corporation (the "Company"), and _____________________, a[n] individual ("Registered Holder").

WITNESSETH:

           WHEREAS, in connection with a private placement (the "Offering") by the Company of a minimum of 1.5 million and a maximum of 4.4 million units ("Units"), each Unit consisting of one share of the Company's common stock, par value $.001 per share ("Common Stock"), and one warrant to purchase one share of Common Stock (a "Warrant") as described in the Confidential Private Placement Memorandum, dated April 6, 2001, as amended by Amendment No. 1 to the Confidential Private Placement Memorandum dated June 15, 2001, the Registered Holder has purchased from the Company the same number of Units as the number of Warrants set forth above pursuant to the terms and conditions of a Subscription Agreement between the Registered Holder and the Company (the "Subscription Agreement"); and

           WHEREAS, in reliance upon the representations made by the Registered Holder in (a) this Agreement, (b) the Subscription Agreement, dated the same date as this Agreement, between the Company and the Registered Holder (the "Subscription Agreement"), and (c) the Investor Questionnaire completed by the Registered Holder and delivered to the Company in connection with the Offering and the purchase of Units by the Registered Holder (the "Questionnaire"), the offer and purchase of securities under this Agreement will be exempt from registration under applicable federal securities laws because this is a private placement and intended to be a nonpublic offering pursuant to Sections 4(2) and/or 3(b) of the Securities Act of 1933, as amended (the "Act"), and/or Regulation D promulgated under the Act;

          WHEREAS, the Common Stock is listed for trading on the Boston Stock Exchange and the National Association of Securities Dealers Automated Quotation SmallCap market ("NASDAQ"), and the Company is subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and has been subject to such filing requirements for the past 90 days; and

          WHEREAS, this Agreement sets forth the terms and conditions of the Warrants included in the Units purchased by the Registered Holder under the Offering.

          NOW THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereby agree as follows:

1.       Warrants.  The Company hereby grants to Registered Holder Warrants for the right to purchase up to an aggregate of _____________ shares of Common Stock (the "Warrant Shares") at an initial exercise price (subject to adjustment as provided in paragraph 14 below) of $1.75 per share of Common Stock (the "Exercise Price"), subject to the terms and conditions of this Agreement. Except as set forth herein, the Warrant Shares issuable upon exercise of the Warrants

A-1

are in all respects identical to the shares of Common Stock that have been issued to the public. The Registered Holder may exercise all or any number of Warrants resulting in the purchase of a whole number of Warrant Shares.

2.     Exercise Period. The Warrants may be exercised at any time commencing after the date upon which notice is received by the Registered Holder that the shareholders of the Company have approved the exercise of the Warrants at the Exercise Price and ending at 5:00 p.m., Eastern Standard Time, on the fifth anniversary date of the Issue Date, subject to paragraph 9 of this Agreement.

3.     Warrant Certificates. The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement will be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement. Warrant Certificates will be manually countersigned by the Company and will not be valid for any purpose unless so countersigned.

4.     Issuance of New Certificates. Notwithstanding any of the provisions of this Agreement or any Warrant Certificate to the contrary, the Company may, at its option, issue one or more new Warrant Certificates in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price or the number or kind of shares purchasable under the each Warrant Certificate made in accordance with the provisions of this Agreement.

5.     Exercise of Warrant. Subject to the terms of this Agreement, the Warrants initially are exercisable at an aggregate initial exercise price per share of Common Stock set forth in paragraph 1 hereof payable by certified or cashier's check in United States dollars, subject to adjustment as provided in paragraph 14 of this Agreement. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment in full of the exercise price for the shares of Common Stock purchased pursuant to the terms of this Agreement, at the Company's principal offices (presently located at 1940 Northwest 67th Place, Gainesville, Florida 32653), the Registered Holder will be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Registered Holder, in whole or in part (but not as to fractional shares of the Common Stock underlying the Warrants). Warrants may be exercised to purchase all or part of the Warrant Shares. If less than all the Warrant Shares are purchased under any Warrant Certificate, the Company will cancel the Warrant Certificate upon the surrender thereof and will execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrant Shares purchasable under the original Warrant Certificate.

6.     Issuance of Certificates. Upon the exercise of all or any portion of the Warrants, the issuance of certificates for the Warrant Shares underlying the Warrants so exercised, will be made promptly (and in any event within 10 business days thereafter) without charge to the Registered Holder exercising such Warrants, including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates will be issued in the name of the Registered Holder. The Warrants and the certificates representing the Warrant Shares will be executed on behalf of the Company by the manual or facsimile signature of the then Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company.

7.     Restriction on Transfer of Warrants or Warrant Shares. The Registered Holder, by Registered Holder's acceptance of this Agreement, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof. The Registered Holder, by acceptance of this Agreement, agrees that (a) no public distribution of Warrants or Warrant Shares will be made in violation of the provisions of the Act and the Rules and Regulations promulgated thereunder and (b) during such period as delivery of a prospectus with respect to Warrants or Warrant Shares may be required by the Act, no public distribution of Warrants or Warrant Shares will be made in a manner or on terms different from those set forth in, or without delivery of, a prospectus then meeting the requirements of Section 10 of the Act and in compliance with all applicable state securities laws. The Registered Holder and each permitted transferee of the Registered Holder further agrees that if any transfer or other distribution of any of the Warrants or Warrant Shares is proposed to be made by them other than by delivery of a prospectus meeting the requirements of Section 10 of the Act, such action will be taken only after receipt by the Company of an opinion of its counsel, or an opinion of counsel reasonably satisfactory to the Company, to the effect that the proposed transfer or other distribution will not be in violation of the Act or applicable state law. As a condition to the transfer of the Warrants, any transferee of the Warrants must deliver to the Company a written agreement to accept and be bound by all of the terms and conditions contained in this Agreement. Any Warrant Shares issued upon exercise of the Warrants will bear a legend to the following effect:

A-2

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or qualified under applicable state securities laws, and are restricted securities within the meaning of the Act. Such securities may not be sold or transferred, except pursuant to a registration statement under such Act and qualification under applicable state securities laws which are effective and current with respect to such securities or pursuant to an opinion of counsel reasonably satisfactory to the issuer of such securities that registration and qualification are not required under applicable federal or state securities laws or an exemption is available therefrom.

8. Warrant Holder Not Shareholder. Neither this Agreement nor the Warrant Certificate will be deemed to confer upon the Registered Holder any right to vote the Warrant Shares or to consent to or receive notice as a shareholder of the Company as such, because of this Agreement or the Warrant Certificate, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder.

9.    Taxes. The Company will pay all taxes attributable to the initial issuance of Warrant Shares upon exercise of Warrants. The Company will not, however, be required to pay any tax which may be payable in respect to any transfer involved in any issue of Warrant Certificates or in the issue of any certificates of Warrant Shares in the name other than that of the Registered Holder upon the exercise of any Warrant, as the case may be.

10.    Mutilated or Missing Certificates. If any Warrant Certificate is mutilated, lost, stolen or destroyed, the Company may, on such terms as to indemnity or otherwise as they it in its discretion impose (which will, in the case of a mutilated Warrant Certificate, include the surrender thereof), and upon receipt of evidence satisfactory to the Company of such mutilation, loss, theft or destruction, issue a substitute Warrant Certificate, respectively, of like denomination or tenor as the Warrant Certificate so mutilated, lost, stolen or destroyed. Applicants for substitute Warrant Certificates will comply with such other reasonable regulations and pay any reasonable charges as the Company may prescribe.

11.    Subsequent Issue of Certificates. Subsequent to their original issuance, no Warrant Certificates will be reissued except (a) such Certificates issued upon transfer thereof in accordance with paragraph 7 hereof, (b) such Certificates issued upon any combination, split-up or exchange of Warrant Certificates pursuant to paragraph 14 hereof, (c) such Certificates issued in replacement of mutilated, destroyed, lost or stolen Warrant Certificates pursuant to paragraph 10 hereof, (d) Warrant Certificates issued upon the partial exercise of Warrant Certificates pursuant to paragraph 5 hereof, and (e) Warrant Certificates issued to reflect any adjustment or change in the Exercise Price or the number or kind of shares purchasable thereunder pursuant to paragraph 14 hereof.

12.    Reservation of Shares. For the purpose of enabling the Company to satisfy all obligations to issue Warrant Shares upon exercise of Warrants, the Company will at all times reserve and keep available free from preemptive rights, out of the aggregate of its authorized but unissued shares, the full number of Shares which may be issued upon the exercise of the Warrants. The Company covenants all shares which will be so issuable upon exercise of the Warrants, will upon issue be fully paid and nonassessable by the Company and free from all taxes, liens, charges and security interests with respect to the issue thereof.

13.    Registration. The Warrant Shares issuable upon exercise of the Warrants are subject to the registration rights set forth in the Subscription Agreement.

14.    Adjustments of Number and Kind of Shares Purchasable and Exercise Price. The number and kind of securities or other property purchasable upon exercise of a Warrant will be subject to adjustment from time to time upon the occurrence, after the date hereof, of any of the following events.

        14.1     Distributions; Dividends; Subdivisions; Combinations. If the Company (a) pays a dividend in, or makes a distribution of, shares of capital stock on its outstanding Common Stock; (b) subdivide its outstanding shares of Common Stock into a greater number of shares; or (c) combines its outstanding shares of
                    Common Stock into a smaller number of shares, then the total number of shares of Common Stock purchasable upon the exercise of each Warrant outstanding immediately prior to such event will be adjusted so that the Registered Holder of any Warrant Certificate will be entitled, upon proper exercise of the Warrants, to receive at the same aggregate Exercise Price the number of shares of capital stock
                    (of one or more classes) which the Registered Holder would have owned or have been entitled to receive immediately following the happening of any of the events described above had such Warrant been exercised in full immediately prior to the record date with respect to such event. Any adjustment made pursuant to this paragraph 14.1 will, in the case of a stock dividend or distribution, become effective as of the applicable record date and, in the case of a subdivision or combination, be made as of the effective date of the event. If, as a result of an adjustment made pursuant to this paragraph, the
                    Registered Holder of any Warrant Certificate becomes entitled, upon proper exercise of the Warrants, to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination will be conclusive and will be evidenced by a Board resolution)
                    will determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock.

         14.2    Consolidation; Merger. If the Company consolidates with, or merges into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the corporation formed by such consolidation or merger or the corporation which will have acquired such assets, as the case may be, will execute and deliver to the Registered Holder a supplemental warrant agreement providing that the Registered Holder will, with respect to each Warrant then outstanding and held by the Registered Holder, have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, solely the kind and amount of shares of stock and other securities and property (or cash) receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided in this paragraph. The provision of this paragraph will similarly apply to successive consolidations, mergers, sales or transfers.

14.3 Reorganization; Reclassification. If any capital reorganization or a reclassification of the Common Stock (except as provided in paragraphs 14.1 and 14.2 above), will be effected, then, as a condition of such reorganization or reclassification, lawful and adequate provision will be made whereby the Registered Holder, upon exercise of Warrants, will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified herein and in the Warrants and, in substitution for the Common Stock to which the Registered Holder would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of the Company (or cash) that the Registered Holder would have been entitled to receive at the same aggregate Exercise Price upon such reorganization or reclassification if the Warrants had been exercised immediately prior to the record date with respect to such event; and in any such case, appropriate provision (as determined by the Board of Directors of the Company, whose determination will be conclusive and will be evidenced by a certified Board resolution filed with the Warrant Agent) will be made for the application of this paragraph with respect to the rights and interests thereafter of the Registered Holders (including but not limited to the allocation of the Exercise Price between or among shares of classes of capital stock), to the end that this paragraph (including the adjustments of the number of shares of Common Stock or other securities purchasable and the Exercise Price of the Warrants) will thereafter be reflected, as nearly as reasonably practicable, in all subsequent exercises of the Warrants for any shares or securities or other property (or cash) thereafter deliverable upon the exercise of the Warrants.

14.4 Certification of Adjustment. Whenever the number of shares of Common Stock or other securities purchasable upon exercise of a Warrant is adjusted as provided in this paragraph, the Company will provide the Registered Holder a certificate signed by the Chairman of the Board or the President or a Vice President of the Company setting forth the number and kind of securities or other property purchasable upon exercise of a Warrant, as so adjusted, stating that such adjustments in the number or kind of shares or other securities or property conform to the requirements of this paragraph, and setting forth a brief statement of the facts accounting for such adjustments.

14.5 Change of Certificate. Irrespective of any adjustments in the number or kind of shares issuable upon exercise of Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrant Certificates initially issuable pursuant to this Agreement.

14.6 Certification. The Company may retain a firm of independent public accountants of recognized standing, which may be the firm regularly retained by the Company, selected by the Board of Directors of the Company or the Executive Committee of the Board, to make any computation required under this paragraph, and a certificate signed by such firm will, in the absence of fraud or gross negligence, be conclusive evidence of the correctness of any computation made under this paragraph.

14.7 "Common Stock". For the purpose of this paragraph, the term "Common Stock" will mean (a) the Common Stock or (b) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If, at any time as a result of an adjustment made pursuant to this paragraph, the Registered Holder of any Warrant thereafter surrendered for exercise will become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this paragraph, and all other provisions of this Agreement, with respect to the Common Stock, will apply on like terms to any such other shares.

14.8 Reduction of Exercise Price. The Company may, from time to time and to the extent permitted by law, reduce the exercise price of the Warrants by any amount for a period of not less than 20 days. If the Company so reduces the exercise price of the Warrants, it will give not less than 15 days notice of such decrease, which notice may be in the form of a press release, and will take such other steps as may be required under applicable law in connection with any offers or sales of securities at the reduced price.

14.9 No Adjustment of Exercise Price in Certain Cases. No adjustment of the exercise price will be made if the amount of the adjustment is less than two cents per Warrant Share, provided, however, that in such case any adjustment that would otherwise be required then to be made will be carried forward and will be made at the time of, and together with, the next subsequent adjustment which, together with any adjustment so carried forward, will amount to at least two cents per Warrant Share.

15. Reduction of Exercise Price Below Par Value. Before taking any action that would cause an adjustment pursuant to paragraph 14 of this Agreement reducing the portion of the exercise price required to purchase one share of capital stock below the then par value (if any) of a share of such capital stock, the Company will use its best efforts to take any corporate action which, in the opinion of its counsel, may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such capital stock.

16. No Fractional Warrants or Warrant Shares. The Company will not be required to issue fractions of Warrants upon the reissue of Warrants or any adjustments as described in paragraph 15, or otherwise; but the Company in lieu of issuing any such fractional interest, will adjust the fractional interest by payment to the Registered Holder an amount, in cash, equal to the current market value of any such fraction or interest. If the total Warrants surrendered by exercise would result in the issuance of a fractional share of Common Stock, the Company will not be required to issue a fractional share, but rather the resulting fractional interest will be adjusted by payment in an amount, in cash, equal to the current market value of such fractional interest.

17. Agreement of Registered Holder. Every Registered Holder by accepting the same consents and agrees with the Company, and with every other holder of a Warrant Certificate, respectively, that (a) the Warrant Certificates are transferable on the registry books of the Company only upon the terms and conditions set forth in this Agreement; and (b) the Company may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner of the Warrant (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company) for all purposes whatsoever, and the Company will not be affected by any notice to the contrary.

18. Notices. Any notice or demand authorized by this Agreement to be given or made by the Registered Holder to or on the Company will be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed as follows:

Perma-Fix Environmental Services, Inc.
1940 Northwest 67th Place
Gainesville, Florida 32653
Attention: Dr. Louis F. Centofanti

With a copy to:

Irwin H. Steinhorn, Esq.
Conner & Winters, A Professional Corporation
One Leadership Square
211 N. Robinson, Suite 1700
Oklahoma City, Oklahoma 73102

Any distribution, notice or demand required or authorized by this Agreement to be given or made by the Company to or on the Registered Holder will be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed to the Registered Holder at the last known addresses as it appears on the registration books for the Warrant Certificates maintained by the Company.

19. Supplements and Amendments. The Company may from time to time supplement or amend this Agreement without the approval of the Registered Holder in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable, provided that such supplements or amendments do not substantially alter the rights and obligations of the Registered Holders.

20. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Registered Holder will bind and inure to the benefit of their respective successors and assigns hereunder.

21. Termination. This Agreement will terminate at the close of business on the Expiration Date or such earlier date upon which all Warrants have been exercised; provided, however, that if exercise of the Warrants is suspended pursuant to the terms of this Warrant and such suspension continues past the Expiration Date, this Agreement will terminate at the close of business on the business day immediately following the expiration of such suspension.

22. Governing Law. This Agreement and each Warrant Certificate issued hereunder will be deemed to be a contract made under the laws of the State of Delaware and for all purposes will be construed in accordance with the laws of said State without giving effect to its conflicts of law provisions. The Registered Holder hereby irrevocably consents to the venue and jurisdiction of the federal courts located in Wilmington, Delaware.

23. Benefits of this Agreement. Nothing in this Agreement will be construed to give any person or corporation other than the Company and the Registered Holder any legal or equitable right, remedy or claim under this Agreement; but this Agreement will be for the sole and exclusive benefit of the Company and the Registered Holder.

24. Counterparts. This Agreement may be executed in any number of counterparts, each of such counterparts will for all purposes be deemed to be an original and all such counterparts will together constitute but one and the same instrument.

25. Integration. As of the date hereof, this Agreement contains the entire and only agreement, understanding, representation, condition, warranty or covenant between the parties hereto with respect to the matters herein, supersedes any and all other agreements between the parties hereto relating to such matters, and may be modified or amended only by a written agreement signed by both parties hereto.

26. Descriptive Headings. The descriptive headings of the paragraphs of this Agreement are inserted for convenience only and will not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation

By:_______________________________________________
Dr. Louis F. Centofanti,
President and Chief Executive Officer

(the "Company")

__________________________________________________

________________________, a[n] _____________________

(the "Registered Holder")

EXHIBIT A

THIS WARRANT CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF THIS WARRANT AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT (A) UNDER COVER OF A REGISTRATION STATEMENT UNDER SUCH ACT WHICH IS EFFECTIVE AND CURRENT WITH RESPECT TO THIS WARRANT CERTIFICATE OR SUCH SHARES OF COMMON STOCK, AS THE CASE MAY BE, OR (B) PURSUANT TO THE WRITTEN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO PERMA-FIX ENVIRONMENTAL SERVICES, INC. TO THE EFFECT THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED WITH RESPECT TO SUCH SALE OR TRANSFER.

THIS WARRANT CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THAT CERTAIN WARRANT AGREEMENT BETWEEN THE HOLDER HEREOF AND THE COMPANY, A COPY OF WHICH IS ON FILE AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICE.

Warrant No.: PPM_______	____________ Warrants

CERTIFICATE OF
WARRANT TO PURCHASE COMMON STOCK

Shares of Perma-Fix Environmental Services, Inc.

Common Stock, Par Value $.001 Per Share

VOID AFTER 5:00 P.M., EASTERN STANDARD TIME

ON

JULY 30, 2006

PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation (the "Company"), hereby certifies that _______________________ and its permissible successors and assigns (the "Warrant Holder" or "Holder"), for value received, is entitled to purchase from the Company at any time commencing after the date upon which notice is received by the Holder that the shareholders of the Company have approved the exercise of the Warrants at the Per Share Exercise Price (the "Notice Date") until 5:30 p.m., Eastern Standard Time on July 30, 2006, up to an aggregate of ___________________ ______________ (___________) shares (the "Shares" or "Warrant Shares") of the Company's common stock, par value $.001 per share (the "Common Stock") at an exercise price equal to $1.75 per share (the "Per Share Exercise Price"), subject to adjustment as provided in that certain Warrant Agreement of even date herewith between the Company and the Holder.

1. Exercise of Warrant. The Warrants may be exercised at any time commencing after the Notice Date and ending on July 30, 2006, at 5:00 p.m., Eastern Standard Time, subject to paragraph 9 of the Warrant Agreement. Upon presentation and surrender of this Common Stock Purchase Warrant Certificate ("Warrant Certificate" or "this Certificate"), with the Election to Purchase or Assign form (the "Purchase Form") duly executed and completed, at the principal office of the Company at 1940 Northwest 67th Place, Gainesville, Florida 32653-1649, together with (a) cash or a cashier's or certified check payable to the Company in the amount of the Per Share Exercise Price multiplied by the number of Warrant Shares being purchased (the "Aggregate Exercise Price"), either the Company, or the Company's transfer agent, as the case may be, will deliver to the Warrant Holder hereof, certificates of Common Stock which, in the aggregate, represent the number of Warrant Shares being purchased. All or less than all of the Warrants represented by this Certificate may be exercised and, in case of the exercise of less than all, the Company, upon surrender hereof, will deliver to the Warrant Holder a new Warrant Certificate or, Certificates of like tenor and dated the date hereof entitling said Warrant Holder to purchase the number of Warrant Shares represented by this Certificate which have not been exercised or surrendered.

2. Exchange and Transfer. This Certificate, at any time prior to the exercise hereof, upon presentation and surrender to the Company, may be exchanged, alone or with other certificates of like tenor registered in the name of the same Warrant Holder, for another Warrant Certificate of like tenor in the name of such Warrant Holder exercisable for the aggregate number of Warrant Shares represented by the certificate(s) surrendered.

3. Rights and Obligations of Holder of this Certificate. The Holder of this Certificate will not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, that if any certificate representing shares of Common Stock or other securities is issued to the Holder hereof upon exercise of some or all of the Warrants evidenced by this Warrant Certificate, such Holder will, for all purposes, be deemed to have become the Holder of record of such Common Stock on the date on which this Certificate, together with a duly executed Purchase Form, was surrendered and payment of the Aggregate Exercise Price was made pursuant to the terms hereof, irrespective of the date of delivery of such share certificate. The rights of the Holder of this Certificate are limited to those expressed herein and the Holder of this Certificate, by acceptance hereof, consents and agrees to be bound by, and to comply with, all of the provisions of this Certificate, including, without limitation, all of the obligations imposed upon the Warrant Holder contained in this Warrant Certificate. In addition, the Warrant Holder of this Certificate, by accepting the same, agrees that the Company may deem and treat the person in whose name this Certificate is registered on the books of the Company as the absolute, true and lawful owner for all purposes whatsoever, and the Company will not be affected by any notice to the contrary.

4. Issuance of Certificates. As soon as practicable after full or partial exercise of this Warrant Certificate, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Holder of this Warrant Certificate, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which that Holder will be entitled upon such exercise. No fractional shares will be issued on exercise of this Warrant. If on any exercise of this Warrant a fraction of a share results, the Company will pay the cash value of that fractional share, calculated on the basis of the per share exercise price. All such certificates will bear a restrictive legend to the effect that, subject to the provisions of Section 7 below, the Shares represented by such certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or qualified under any state securities laws and the Shares may not be sold or transferred in the absence of such registration, qualification or an exemption thereof, such legend to be substantially in the form of the legend appearing on page 1 of this Warrant Certificate.

5. Disposition of Warrants or Warrant Shares.

5.1 Compliance with Securities Laws. The Holder of this Warrant Certificate, by acceptance hereof, agrees that (a) no public distribution of Warrants or Shares will be made in violation of the provisions of the Act, and (b) during such period as delivery of a prospectus with respect to Warrants or Shares may be required by the Act, no public distribution of Warrants or Shares will be made in a manner or on terms different from those set forth in, or without delivery of, a prospectus then meeting the requirements of Section 10 of the Act and in compliance with all applicable state securities laws. The holder this Warrant Certificate and each transferee hereof further agrees that if any distribution of any of the Warrants or Shares is proposed to be made by them other than by delivery of a prospectus meeting the requirements of Section 10 of the Act, such action will be taken only after receipt by the Company of an opinion of its counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law. Furthermore, it will be a condition to the transfer of the Warrants that prior written consent to such transfer be obtained from the Company after delivery to the Company of an agreement executed by the transferee required as defined in the Warrant Agreement.

5.2 Restriction on Transfer. By acceptance hereof, the Holder represents and warrants that this Warrant Certificate is being acquired, and all Warrant Shares to be purchased upon the exercise of this Warrant Certificate will be acquired, by the Holder solely for the account of the Holder and not with a view to the fractionalization and distribution thereof, and will not be sold or transferred except in accordance with the applicable provisions of the Act and the rules and regulations promulgated thereunder, and the Holder agrees that neither this Warrant Certificate nor any of the Warrant Shares may be sold or transferred except under cover of a registration statement under the Act which is effective and current with respect to such Warrant Shares or pursuant to an opinion of counsel reasonably satisfactory to the Company that registration under the Act is not required in connection with such sale or transfer. Any Warrant Shares issued upon exercise of this Warrant will bear substantially the following legend:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or qualified under applicable state securities laws, and are restricted securities within the meaning of the Act. Such securities may not be sold or transferred, except pursuant to a registration statement under such Act and qualification under applicable state securities laws which are effective and current with respect to such securities or pursuant to an opinion of counsel reasonably satisfactory to the issuer of such securities that registration and qualification are not required under applicable federal or state securities laws or an exemption is available therefrom.

6. Warrant Holder Not Shareholder. This Warrant Certificate will not be deemed to confer upon the Holder any right to vote the Warrant Shares or to consent to, or receive notice as a shareholder of the Company as such, because of this Warrant Certificate, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder.

7. Registration. The Company agrees that the Warrant Shares will have those registration rights set forth in the Subscription Agreement between the Company and the Holder.

8. Notices. All notices, requests, consents, and other communications hereunder will be in writing and will be deemed to have been duly made and sent when delivered or mailed by registered or certified mail, return-receipt requested:

If to the Company: Perma-Fix Environmental Services, Inc.
1940 Northwest 67th Place
Gainesville, Florida 32653
Attention: Dr. Louis F. Centofanti

With a copy to: Irwin H. Steinhorn, Esq.
Conner & Winters, A Professional Corporation
One Leadership Square
211 N. Robinson, Suite 1700
Oklahoma City, Oklahoma 73102

If to the Holder: _______________________________________

_______________________________________

_______________________________________

9. Governing Law. This Warrant Certificate and all rights and obligations hereunder will be deemed to be made under, and governed by, the laws of the State of Delaware without giving effect to such State's conflict of laws provisions. The Holder hereby irrevocably consents to the venue and jurisdiction of the federal courts located in Wilmington, Delaware.

10. Successors and Assigns. This Warrant Certificate will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns.

11. Headings. The descriptive headings of the paragraphs of this Warrant Certificate have been inserted for reference only and will not be a part of this Warrant Certificate.

12. Subject to Warrant Agreement. This Warrant Certificate is subject to the terms and conditions set forth in the Warrant Agreement. Capitalized terms used in this Warrant Certificate have the meanings ascribed to them in the Warrant Agreement, unless the context otherwise requires. In the event of a conflict between this Warrant and the Warrant Agreement, the Warrant Agreement will control.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or by one of its officers thereunto duly authorized.

Dated as of July 30, 2001.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.,
a Delaware corporation

By:_______________________________________________
Dr. Louis F. Centofanti,
President and Chief Executive Officer

(the "Company")

__________________________________________________

__________________________________________________

FORM OF ELECTION TO PURCHASE OR ASSIGN

Election to Purchase

The undersigned hereby irrevocably elects to exercise the right, represented by the foregoing Warrant Certificate, to receive _____________ shares of the Common Stock. In payment of such shares, the undersigned herewith:

____ tenders payment for such shares to the order of Perma-Fix Environmental Services, Inc. in the amount of $________________ in accordance with the terms of the Warrant Agreement.

Dated: _______________ Signature __________________________________________

Address____________________________________________

Assignment

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________ the foregoing Warrants and all rights evidenced thereby, and does irrevocably constitute and appoint _________________, attorney, to transfer said Warrants on the books of Perma-Fix Environmental Services, Inc.

Dated: _______________ Signature __________________________________________

Address ___________________________________________

Partial Assignment

FOR VALUE RECEIVED, the undersigned hereby assigns and transfers _________________ Warrants and all rights evidenced under such part of the foregoing Warrants unto _____________________________________ and does irrevocably constitute and appoint __________________, attorney, to transfer said Warrants on the books of Perma-Fix Environmental Services, Inc.

Dated: _______________ Signature __________________________________________

Address ___________________________________________

APPENDIX B

M&EC FINANCIAL STATEMENTS

East Tennessee Materials

and Energy Corporation

East Tennessee Materials and Energy Corporation

Contents

Independent Auditors' Report			3

Consolidated Financial Statements
Balance sheets Statements of operations Statements of stockholders' deficit Statements of cash flows Notes to consolidated financial statements	4 9	-- --	5 6 7 7 27

2

Independent Auditors' Report

To the Board of Directors
East Tennessee Materials and Energy Corporation
Oak Ridge, Tennessee

We have audited the accompanying consolidated balance sheets of East Tennessee Materials and Energy Corporation and subsidiary (the "Company") as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of East Tennessee Materials and Energy Corporation and subsidiary at December 31, 2000 and 1999 and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Effective June 25, 2001, the Company was acquired by Perma-Fix Environmental Services, Inc. (see Note 16).

                                                                   /s/ Gallogly, Fernandez & Riley, LLP
                                                                Certified Public Accountants

Orlando, Florida
July 13, 2001

East Tennessee Materials and Energy Corporation

Consolidated Balance Sheets

December 31,	2000	1999

Assets

Current:
Accounts receivable	$212,693	$265,374
Prepaid expenses	14,044	4,793

Total current assets	226,737	270,167

Plant and equipment, net	9,480,288	3,957,845

Other assets:
Permits, net of accumulated amortization of $509,094 and $170,091	1,276,627	1,447,466
Lease acquisition costs, net of accumulated amortization of $87,536 and $53,848	213,111	246,798
Goodwill, net of accumulated amortization of $24,052 and $12,026	96,213	108,238
Other	9,648	9,438

Total other assets	1,595,599	1,811,940

	$11,302,624	$6,039,952

See accompanying notes to consolidated financial statements.

East Tennessee Materials and Energy Corporation

Consolidated Balance Sheets

December 31,	2000	1999

Liabilities and Stockholders' Deficit

Current liabilities:
Accounts payable	$1,128,465	$461,937
Accrued expenses	920,787	460,996
Due to related party	4,489,845	3,882,567
Due to Perma-Fix	3,754,410	--
Notes payable	927,600	433,400
Current maturities of long-term debt	748,750	42,764
Current portion of payroll tax liability	20,022	--

Total current liabilities	11,989,879	5,281,664

Long-term debt, less current maturities	14,703	405,042
Payroll tax liability, less current portion	903,474	625,000
Other long-term liabilities	200,420	157,036

Total liabilities	13,108,476	6,468,742

Commitments	--	--

Redeemable Series A Cumulative Preferred Stock	1,291,544	942,203

Stockholders' deficit:
Common stock; no par value; authorized 4,000,000 shares; issued 2,066,700 and 2,047,950 shares	1,527,691	1,802,032
Accumulated deficit	(4,525,087)	(3,073,025)
Less treasury stock at cost, 25,000 shares	(100,000)	(100,000)

Total stockholders' deficit	(3,097,396)	(1,370,993)

	$11,302,624	$6,039,952

See accompanying notes to consolidated financial statements.

East Tennessee Materials and Energy Corporation

Consolidated Statements of Operations

Year ended December 31,	2000		1999

Net revenues	$905,480		$1,208,226

Cost of goods sold	558,806		876,779

Gross profit	346,674		331,447

Selling, general and administrative expenses	1,290,352		1,725,784
Depreciation and amortization	452,345		301,840

Loss from operations	(1,396,023)		(1,696,177)

Other income (expense):
Other income	119,005		--
Interest expense	(175,044)		(266,171)

Total other income (expense)	(56,039)		(266,171)

Net loss	(1,452,062)		(1,962,348)

Preferred stock dividends	(349,341)		(281,719)

Net loss applicable to common stockholders	$(1,801,403	) $	(2,244,067)

See accompanying notes to consolidated financial statements.

6

East Tennessee Materials and Energy Corporation

Consolidated Statements of Stockholders' Deficit

	Common Stock		Accumulated		Treasury	Total Stockholders'
	Shares	Amount	Deficit		Stock	Deficit

Balance, December 31, 1998, as previously reported	1,837,000	$1,837	$(1,043,461	) $	--	$(1,041,624)

Restatement (Note 17)	--	1,239,114	(67,216)		--	1,171,898

Balance, December 31, 1998, as restated	1,837,000	1,240,951	(1,110,677)		--	130,274

Issuance of common stock for acquisition	50,000	200,000	--		--	200,000

Issuance of common stock to note holders	65,500	262,000	--		--	262,000

Issuance of common stock for consulting services	50,000	200,000	--		--	200,000

Sale of common stock	45,450	180,800	--		--	180,800

Purchase of treasury stock	--	--			(100,000)	(100,000)

Accretion of redemption value of preferred stock	--	(214,097)	--		--	(214,097)

Preferred stock dividends	--	(67,622)	--		--	(67,622)

Net loss	--	--	(1,962,348)		--	(1,962,348)

Balance, December 31, 1999	2,047,950	1,802,032	(3,073,025)		(100,000)	(1,370,993)

Issuance of common stock for consulting services	18,750	75,000	--			75,000
					--
Accretion of redemption value of preferred stock	--	(214,097)	--		--	(214,097)

Preferred stock dividends	--	(135,244)	--		--	(135,244)

Net loss	--	--	(1,452,062)		--	(1,452,062)

Balance, December 31, 2000	2,066,700	$1,527,691	$(4,525,087	) $	(100,000)	$(3,097,396)

See accompanying notes to consolidated financial statements.

East Tennessee Materials and Energy Corporation

Consolidated Statements of Cash Flows

Year ended December 31,	2000		1999

Cash flows from operating activities:
Net loss	$(1,452,062	) $	(1,962,348)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	452,345		301,840
Amortization of debt discount	322,000		322,000
Issuance of common stock for consulting services	75,000		200,000
Cash provided by (used for):
Accounts receivable	52,681		(77,315)
Prepaid expenses	(9,251)		438
Accounts payable	666,528		400,230
Accrued expenses and other liabilities	744,509		833,458

Net cash provided by operating activities	851,750		18,303

Cash flows from investing activities:
Capital expenditures	(5,532,911)		(2,724,436)
Expenditures obtaining permits	(168,164)		(470,434)
Increase in other assets	(210)		(384)

Net cash used for investing activities	(5,701,285)		(3,195,254)

Cash flows from financing activities:
Billings and advances from related party	607,278		2,482,567
Proceeds from notes payable	495,000		409,000
Payments on notes payable	(800)		(40,600)
Billings and advances from Perma-Fix	3,754,410		--
Proceeds from long-term debt	--		150,000
Payments on long-term debt	(6,353)		(4,872)
Proceeds from sale of common stock	--		180,800

Net cash provided by financing activities	4,849,535		3,176,895

Net decrease in cash	--		(56)

Cash, beginning of year	--		56

Cash, end of year	$--		$--

See accompanying notes to consolidated financial statements.

East Tennessee Materials and Energy Corporation

Notes to Consolidated Financial Statements

1.	Summary of Accounting Policies

Nature of Operations

East Tennessee Materials and Energy Corporation and its wholly-owned subsidiary, First Choice Technical Services, Inc., (the "Company") provide engineering and consulting services to the hazardous mixed waste storage, analysis, treatment and disposal industry. Primary customers of the Company are currently United States Department of Energy contractors. In June 1999, the Company obtained the necessary federal and state permits to operate a facility to treat low-level radioactive and hazardous waste. The Company completed construction of the treatment facility located in Oak Ridge, Tennessee, in June 2001, and the facility became fully operational during the third quarter of 2001. The Company was acquired by Perma-Fix Environmental Services, Inc. effective June 25, 2001 (see Note 16).

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany transactions have been eliminated in consolidation.

Plant and Equipment Plant and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets using the straight-line method.

Permits

Permits include the costs of obtaining permits for the treatment of hazardous and low-level radioactive waste. These costs are amortized on a straight-line basis over the life of the related permit, which is generally ten years. Amortization expense was approximately $339,000 and $170,000 for the years ended December 31, 2000 and 1999, respectively. The Company capitalized $13,367 and $39,393 of interest expense to permits during 2000 and 1999, respectively.

9

East Tennessee Materials and Energy Corporation Notes to Consolidated Financial Statements

Goodwill

Goodwill is stated at cost less accumulated amortization. Goodwill is amortized using the straight-line method over a period of ten years. Amortization expense was approximately $12,000 for each of the years ended December 31, 2000 and 1999, respectively.

Lease Acquisition Costs

Lease acquisition costs represent the costs incurred to obtain the Company's building lease. These costs are being amortized over the life of the related lease, which is ten years. Amortization of lease acquisition costs was approximately $34,000 and $30,000 for the years ended December 31, 2000 and 1999, respectively.

Impairments

Assets are evaluated for impairment when events change or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable. When any such impairment exists, the related assets are written down to fair value.

Revenue Recognition Revenues are recognized at the time services are rendered.

Income Taxes

Deferred income taxes are provided for temporary differences in the recognition of income and expense for financial reporting and income tax purposes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets, liabilities and tax carryforwards that will result in taxable or deductible amounts in future periods based upon enacted tax laws and rates applicable to the periods in which the differences are expected to affect

10

East Tennessee Materials and Energy Corporation Notes to Consolidated Financial Statements
taxable income. Deferred tax liabilities are recognized when incurred; deferred tax assets, when necessary, are reduced by a valuation allowance when it is more likely than not that the asset will not be realized.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2000. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts receivable, accounts payable, accrued expenses and due to stockholder. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand. The fair value of the notes payable and long-term debt are estimated based on the current rates available to the Company for debt of the same remaining maturities and approximates its carrying amount.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.	Acquisition of First Choice

Effective January 1, 1999, the Company acquired all of the outstanding common stock of First Choice Technical Services, Inc. ("FCTS") in exchange for 50,000 shares of the Company's common stock valued at $200,000 and the assumption of $39,035 of liabilities. The acquisition was recorded using the purchase method of accounting. Accordingly,

11
East Tennessee Materials and Energy Corporation Notes to Consolidated Financial Statements

the purchase price was allocated to the net assets acquired based upon the estimated fair market values. The excess of the purchase price over the estimated fair value of the net assets acquired was approximately $120,000, which has been accounted for as goodwill and is being amortized over its estimated useful life of ten years. The operating results of FCTS are included in the Company's results of operations from the date of acquisition. FCTS is an engineering and consulting firm that provides services related to hazardous mixed waste storage, analysis, treatment and disposal.
3.	Recission of ICM Merger

In June 1999, the Company's Board approved a merger with International Credit & Mercantile, Inc. ("ICM"). The merger was rescinded on July 20, 2000, and the stock purchase agreement was terminated. The acquisition of ICM was not recorded in the Company's financial statements as a result of the recission.

In connection with this merger, a consultant was granted an option to purchase 125,000 shares of common stock at an exercise price of $4 per share. In connection with the recission of the merger, this option was canceled.

4.	Plant and Equipment	Plant and equipment consist of the following:
December 31,	Estimated Useful Lives	2000	1999

Plant equipment	5 years	$22,500	$22,500
Transportation equipment	5 years	34,253	34,253
Office equipment and furniture	3-7 years	6,436	19,443
Construction in progress		9,440,131	3,898,338

		9,503,320	3,974,534
Less accumulated depreciation		(23,032)	(16,689)

		$9,480,288	$3,957,845

12

East Tennessee Materials and Energy Corporation Notes to Consolidated Financial Statements

The Company incurred approximately $6.6 million of additional costs to complete the construction of its treatment facility. The Company capitalized $448,112 and $226,778 of interest expense to construction in progress during 2000 and 1999, respectively.

5.	Commitments

Operating Lease

The Company conducts its operations from a leased facility. This lease is classified as an operating lease and expires in January 2008. As of December 31, 2000, future minimum rental payments required under this lease are as follows:

Year ending December 31,

2001	$24,000
2002	48,000
2003	119,000
2004	125,000
2005	125,000
Thereafter	260,000

Total	$701,000

Beginning February 2003, the Company will be required to pay an additional amount equal to .5% of gross annual sales with a maximum combined annual base and percentage of sales lease amount not to exceed $200,000. Rent expense for the years ended December 31, 2000 and 1999 was approximately $103,000 and $105,000, respectively.

Permits

The Company is subject to various regulatory requirements, including the procurement of requisite licenses and permits at its treatment facility. These licenses and permits are subject to periodic renewal without which the Company would not be able to operate its treatment facility. The Company believes that once a license or permit is issued, it

13

East Tennessee Materials and Energy Corporation Notes to Consolidated Financial Statements

will be renewed at the end of its term if the facility operations are in compliance with the applicable regulatory requirements.

Legal

The Company is involved in various litigation in the normal course of conducting its business. The Company is currently not a party to any litigation or governmental proceeding which management believes could have a material adverse affect on their financial position or results of operations.

6.	Notes Payable

Notes payable consist of notes with maturities of one year or less. The majority of the notes shown below are past due as of December 31, 2000. However, $887,600 of the notes were settled prior to or pursuant to the acquisition of the Company by Perma-Fix (see Note 16).

December 31,	2000	1999

Prime + 6% (15.5 % at December 31, 2000) unsecured notes payable to stockholders, interest and principal due January 2000, guaranteed by certain stockholders and related parties of the Company	$50,000	$50,000

Prime + 4% (13.5% at December 31, 2000) unsecured notes payable to stockholders, interest and principal due in January and February of 2000, guaranteed by certain stockholders and related parties of the Company	44,000	44,000

Prime +1% (10.5 % at December 31, 2000) unsecured note payable to a bank, interest and principal due January 2000, guaranteed by certain stockholders and related parties of the Company	13,600	14,400

Unsecured notes payable to stockholders, interest ranging from 12% to 14% payable monthly, principal and all unpaid accrued interest due January 2000, guaranteed by certain stockholders and related parties of the Company	100,000	100,000

10% note payable to stockholder, interest and principal due July 2000, secured by the assignment of certain accounts receivable of the Company and guaranteed by certain stockholders and related parties of the Company	60,000	60,000

14
East Tennessee Materials and Energy Corporation Notes to Consolidated Financial Statements

December 31,	2000	1999

10% unsecured note payable to former stockholder, interest and principal due March 2000, guaranteed by a stockholder of the Company.	25,000	25,000

5.18% note payable to a bank, interest payable monthly, principal and all unpaid accrued interest due March 2000, secured by a pledge of a certificate of deposit belonging to a related party, guaranteed by certain stockholders and related parties of the Company.	100,000	100,000

10.08% unsecured note payable, interest and principal due October 2000, guaranteed by certain stockholders and related parties of the Company.	40,000	40,000

20% note payable to stockholder, principal and interest due September 2000, secured by the assignment of certain accounts receivable of the Company and guaranteed by certain stockholders and related parties of the Company	145,000	--

9.75% unsecured note payable, interest payable quarterly, principal and all unpaid accrued interest due March 2001, guaranteed by a stockholder of the Company	350,000	--

Total	$927,600	$433,400

East Tennessee Materials and Energy Corporation

Notes to Consolidated Financial Statements

7.	Long-Term Debt	Long-term debt consists of the following:
December 31,	2000	1999

Prime + 4% (13.5 % at December 31, 2000) unsecured notes payable to stockholders, interest payable monthly, principal and all unpaid accrued interest due June 2003, guaranteed by certain stockholders and related parties of the Company	$1,498,000	$1,498,000

5.59% unsecured note payable to former stockholder, interest and principal of $3,310 due monthly through February 2002, guaranteed by a stockholder of the Company	75,000	75,000

8.99% note payable to bank, interest and principal of $710 due monthly through September 2003, secured by a Company vehicle.	21,653	28,006

	1,594,653	1,601,006
Less unamortized debt discount (see below)	(831,200)	(1,153,200)
Less current portion	(748,750)	(42,764)

Total	$14,703	$405,042

The above unsecured notes payable to stockholders were settled in June 2001 pursuant to the acquisition of the Company by Perma-Fix (see Note 16). Accordingly, this debt has been classified as current at December 31, 2000. Aggregate maturities of the Company's note payable to bank over future years are as follows: 2001 -- $6,950; 2002 -- $8,530; and 2003 -- $6,173.

The Company issued common stock (see Note 12) and preferred stock (see Note 11) to the unsecured note payable holders. Common stock issued during 1998 and 1999 totaled 337,000 and 65,500 shares, respectively, valued at $1,610,000, or $4.00 per share. No value was assigned to the Series A cumulative preferred stock issued in connection with these notes. The $1,610,000 was recorded as a debt discount and is being amortized to interest expense over the term of the notes. During 2000 and 1999, $322,000 and $322,000, respectively,

16

East Tennessee Materials and Energy Corporation Notes to Consolidated Financial Statements

of the debt discount was amortized to interest expense. As of December 31, 2000, the unamortized debt discount was $831,200.
8.	Employee Benefit Plan

The Company has a defined contribution employee benefit plan under the provisions of Section 401(k) of the Internal Revenue Code. Prior to January 1, 1999, the Company participated in the 401(k) Plan of its majority stockholder, Performance Development Corporation ("PDC"). Effective January 1, 1999, the Company adopted its own separate 401(k) Plan at which time the assets and liabilities associated with its employees were transferred from the PDC Plan to the Company's new 401(k) Plan (the "Plan"). All employees who have completed one year of service and attained age 21 are eligible to participate in the Plan. The Company contributes an amount equal to 100% of the employees' salary deferral not to exceed 2% of the employees' compensation plus 50% of any deferral above 2%, but not exceeding 6% of the employees' compensation.

From November 1998 through June 2000, the Company did not submit employee or employer matching contributions to the Plan. Amounts due to the Plan for employee contributions, employer matching contributions and estimated lost earnings on these contributions were $302,718 and $202,537 as of December 31, 2000 and 1999, respectively, and are included in accrued expenses. Included in these amounts are employer matching contributions of $46,754 and $11,319 for 2000 and 1999, respectively. These delinquent contributions were paid to the Company's Plan by Perma-Fix in connection with the closing of the acquisition of the Company by Perma-Fix (see Note 16).

17
East Tennessee Materials and Energy Corporation Notes to Consolidated Financial Statements

9.	Accrued Expenses	Accrued expenses consist of the following:
December 31,	2000	1999

Accrued 401(k) plan contributions (see Note 8)	$352,018	$202,537
Accrued compensation	156,332	130,365
Accrued interest	412,457	128,094

	$920,807	$460,996

10.	Payroll Tax Liability

The Company was delinquent in the payment of payroll taxes to the Internal Revenue Service ("IRS"). The Company entered into an installment agreement with the IRS for the payment of the delinquent payroll taxes over a term of approximately eight years. The installment agreement was a condition to closing of the acquisition by Perma-Fix Environmental Services, Inc. (see Note 16). Amounts due for payroll taxes were $923,496 and $625,000 as of December 31, 2000 and 1999, respectively. Future payments of payroll taxes under the installment agreement as of December 31, 2000 are as follows:

2001	$20,022
2002	10,010
2003	60,065
2004	80,088
2005	200,213
Thereafter	553,098

$923,496

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East Tennessee Materials and Energy Corporation Notes to Consolidated Financial Statements

11.	Redeemable Series A Cumulative Preferred Stock

The Company has authorized 1,000,000 shares of preferred stock consisting of 500,000 shares designated as Series A cumulative preferred stock which is nonvoting and nonconvertible. The Company issued 110,687 shares of Series A preferred stock in 1997 in exchange for $553,435 of engineering and administrative services provided by its majority stockholder, PDC, (see Note 14). During 1998 and 1999, the Company issued 134,800 and 25,000 shares of Series A preferred stock, respectively, in connection with the issuance of notes payable. No value was assigned to this preferred stock (see Note 7). Total Series A preferred stock issued and outstanding were 270,487 and 245,487 at December 31, 2000 and 1999, respectively.

Dividends on the Series A preferred stock are cumulative and accrue at $.50 per preferred share annually from June 30, 1999 to June 30, 2003 and from June 30, 2004 to June 30, 2013 at the greater of (i) $1.00 per preferred share annually or (ii) one percent of the Company's gross revenue for the preceding 12 months divided by $100,000. The Company recorded preferred stock dividends of $67,622 and $135,244 during 1999 and 2000, respectively. These dividends were unpaid at December 31, 2000 and are included in the carrying value of the Series A preferred stock.

The Series A preferred stock is redeemable at the option of the holder upon the later of June 30, 2003 or the fifth anniversary of the issuance of the Series A preferred stock. The Company may redeem the Series A preferred stock at any time after June 30, 2003. The Company is required to redeem all Series A preferred stock upon a change of control or public offering. All outstanding shares of the Series A preferred stock was converted to common stock in March 2001 (see Note 16). The redemption price is equal to the liquidation value of $5 per preferred share plus the contingent redemption value plus all accrued and unpaid dividends. The contingent redemption value is equal to the greater of (i) $1.00 per preferred share or (ii) an amount per share equal to one percent of the Company's gross revenues for the preceding 12 months divided by $100,000. The excess of the minimum

19

East Tennessee Materials and Energy Corporation Notes to Consolidated Financial Statements

redemption value of $1,622,922 over the initial carrying value of $553,435 is being accreted and recorded as preferred stock dividends from the issuance date to the redemption date (June 30, 2003). The Company recorded preferred stock dividends related to the accretion of the redemption value of the Series A preferred stock of $214,097, $214,097 and $107,049 during 2000, 1999 and 1998, respectively. The carrying value of the Series A preferred stock was $1,291,544 and $942,203 at December 31, 2000 and 1999, respectively.
12.	Common Stock

During 1998 and 1999, the Company issued 337,000 and 65,500 shares of common stock to note holders valued at $1,348,000 and $262,000, respectively. The value of these shares was accounted for as a debt discount as more fully described in Note 7. During 1999, the Company issued 50,000 shares of common stock in connection with the First Choice acquisition valued at $200,000 (see Note 2), 50,000 shares of common stock for consulting services valued at $200,000, and sold 45,450 shares of common stock for $180,800. During 2000, the Company issued 18,750 shares of common stock for consulting services valued at $75,000.

The Company recorded dividends in connection with its Series A preferred stock as more fully described in Note 11. Dividends and accretion of the redemption value of preferred stock recorded in 2000, 1999 and 1998 were $349,341, $281,719 and $107,049, respectively, and reduced the amount available to common stockholders.

20

East Tennessee Materials and Energy Corporation Notes to Consolidated Financial Statements

13.	Income Taxes

The Company files its tax returns using the cash basis of accounting which requires adjustments to the Company's net loss recorded using the accrual basis of accounting. The components of deferred tax assets and liabilities consist of the following:

December 31,	2000	1999

Deferred tax assets:
Depreciation and amortization	$6,800	$2,800
Accrual to cash conversion	1,188,100	630,300
Net operating loss carryforward	863,100	897,600
Valuation allowance	(1,978,000)	(1,430,800)

Deferred tax assets	80,000	99,900

Deferred tax liabilities:
Accrual to cash conversion	(80,000)	(99,900)

Net deferred tax assets	$--	$--

The net deferred tax asset is reduced by a valuation allowance due to the uncertainty associated with the realization of the net deferred tax asset. The valuation increased $ 547,200 during 2000 from the allowance of $ 1,430,800 at December 31, 1999.

At December 31, 2000, the Company had unused net operating loss carryforwards of approximately $ 2,300,000, which expire in varying amounts during 2018 through 2019.

21

East Tennessee Materials and Energy Corporation Notes to Consolidated Financial Statements

14.	Related Party Transactions

The Company incurred expenses for engineering and administrative services rendered by its majority stockholder, PDC, in the approximate amount of $1,188,500 and $2,008,000 during 2000 and 1999, respectively. PDC also advanced approximately $436,000 during 1999, which was paid back during 2000. Amounts due PDC for services and advances at December 31, 2000 and 1999 were $4,489,845 and $3,882,567, respectively.

The Company derived revenue of approximately $69,300 and $38,500 during 2000 and 1999, respectively, from providing subcontract services to PDC. Accounts receivable from this stockholder at December 31, 2000 and 1999 were $-0- and $34,557, respectively.

Notes payable of the Company have been personally guaranteed by certain stockholders (see Notes 6 and 7).
15.	Supplemental Cash Flow Information	Supplemental cash flow information is as follows:
Year ended December 31,	2000	1999

Interest paid	$30,160	$147,131

Non-cash investing and financing activities:
Capital lease obligation for equipment	$--	$22,500
Issuance of common stock for acquisition	--	200,000
Note payable issued for payment of accounts payable	--	40,000
Purchase of treasury stock in exchange for note payable	--	100,000
Common stock issued for notes payable	--	262,000
Accrual of preferred stock dividends	135,244	67,622
Accretion of redemption value of preferred stock	214,097	214,097
Common stock issued for consulting services	75,000	200,000

22

East Tennessee Materials and Energy Corporation Notes to Consolidated Financial Statements

16.	Perma-Fix Acquisition

On June 25, 2001, the Company was acquired by Perma-Fix Environmental Services, Inc. ("Perma-Fix") pursuant to the terms of the Stock Purchase Agreement, dated January 18, 2001, (the "Purchase Agreement"). Pursuant to the terms of the Purchase Agreement, all of the outstanding voting stock of the Company was acquired by Perma-Fix and the Company with (a) the Company acquiring 20% of its own outstanding shares of voting common stock (held as treasury stock), and (b) Perma-Fix acquiring all of the remaining outstanding shares of the Company's voting common stock (the "Acquisition"). As a result, Perma-Fix now owns all of the issued and outstanding voting capital stock of the Company.

In March 2001, in contemplation of the Acquisition, the Company's Series A Preferred stockholders converted each preferred share into three shares of common stock and the Series A Preferred Stock was eliminated. In addition, the Company's Board authorized the issuance of 1,500,000 shares of preferred stock, of which 1,467,396 were designated as Series B Preferred Stock as described below.

Perma-Fix issued 1,597,576 shares of its common stock valued at $2,396,000, or $1.50 per share, in exchange for all of the Company's remaining outstanding common stock. Of the common shares issued, 947,733 were issued in satisfaction of $357,600 of the Company's notes payable and $1,064,000 of long-term debt (see Notes 6 and 7). In addition, as partial consideration of the Acquisition, the Company issued shares of its newly designated Series B Preferred Stock to former common shareholders of the Company having a stated value of approximately $1,285,000. The Series B Preferred Stock is non-voting and non-convertible, has a $1.00 liquidation preference per share and may be redeemed at $1.00 per share at the option of the Company at any time after one year from the date of issuance. Following the first 12 months after the original issuance of the Series B Preferred Stock, the holders of the Series B Preferred Stock will be entitled to receive,

23

East Tennessee Materials and Energy Corporation Notes to Consolidated Financial Statements

when, as, and if declared by the Board of Directors of the Company out of legally available funds, dividends at the rate of 5% per year per share applied to the amount of $1.00 per share, which shall be fully cumulative. As a condition to the closing of the acquisition, Perma-Fix also issued 346,666 shares of the Common Stock to certain creditors of the Company in satisfaction of $520,000 of the Company's liabilities, of which $350,000 was in satisfaction of an unsecured note payable (see Note 6). At the date of closing, Perma-Fix advanced funds to the Company to pay certain liabilities to the IRS ($50,000), 401(k) plans ($1,336,000) and certain long-term debt holders ($434,000), in the aggregate amount of $1,820,000.

Prior to the date of acquisition, Perma-Fix provided design and construction services under a subcontract agreement with the Company. As of the date of acquisition, Perma-Fix had loaned and advanced the Company approximately $2.3 million for working capital purposes and had billed approximately $9.8 million under the subcontract agreement, of which approximately $2,641,000 had been billed during 2000. As of December 31, 2000, $3,754,410 was due Perma-Fix for billings and advances related to the construction of the facility.

As a condition to the closing of the Acquisition, the Company entered into an installment agreement with the IRS relating to withholding taxes owing by the Company in the amount of $923,496 ("Installment Agreement") (see Note 10). The Installment Agreement provides for the payment of such withholding taxes over a term of approximately eight years. In addition, as a condition to such closing, one of the Company's shareholders, Performance Development Corporation ("PDC"), and two corporations affiliated with PDC, PDC Services Corporation ("PDC Services") and Management Technologies, Inc. ("MTI") each entered into an installment agreement with the IRS relating to withholding taxes owing by each of PDC, PDC Services and MTI ("PDC Installment Agreement"). The PDC Installment Agreement provides for the payment of semi-annual installments over a term of

24

East Tennessee Materials and Energy Corporation Notes to Consolidated Financial Statements

eight years in the aggregate amount of approximately $3,714,000. The Installment Agreement and the PDC Installment Agreement provide that (a) Perma-Fix does not have any liability for any taxes, interest or penalty with respect to the Company, PDC, PDC Services or MTI; (b) the Company will be solely liable for paying the obligations of the Company under the Installment Agreement; (c) the IRS will not assert any liability against Perma-Fix, the Company or any current or future related affiliate of Perma-Fix for any tax, interest or penalty of PDC, PDC Services or MTI; and (d) as long as the payments by the Company under the Installment Agreement are made timely, the IRS will not file a notice of a federal tax lien, change or cancel the Installment Agreement. Perma-Fix did not acquire any interest in PDC, PDC Services or MTI.

Prior to the closing of the Acquisition, PDC had advanced monies to, and performed certain services for the Company aggregating approximately $3,700,000 (see Note 14). Amounts due to PDC for such advances and services were $4,489,845 and $3,882,567 at December 31, 2000 and 1999, respectively. In payment of such advances and services and as a condition to closing, the Company issued a promissory note, dated June 7, 2001, to PDC in the principal amount of approximately $3,700,000. The promissory note is payable over eight years to correspond to payments due to the IRS under the PDC Installment Agreement. PDC has directed the Company to make all payments under the promissory note directly to the IRS to be applied to PDC's obligations under the PDC Installment Agreement.

In connection with the closing of the Acquisition, Perma-Fix also made corrective contributions to the Company's 401(k) Plan and to the PDC 401(k) Plan. The amounts paid to the PDC Plan by Perma-Fix reduced the Company's accounts payable to PDC.

The Company recently completed the construction of its low-level radioactive and hazardous waste ("mixed waste") treatment facility in Oak Ridge, Tennessee. The 125,000 square-foot facility, located on

25

East Tennessee Materials and Energy Corporation Notes to Consolidated Financial Statements

the grounds of the Oak Ridge K-25 Weapons Facility of the Department of Energy ("DOE"), will use Perma-Fix's various proprietary technologies to treat mixed waste coming from governmental, institutional and commercial generators nationwide. The Company operates under both a hazardous waste treatment and storage permit and a license to store and treat low-level radioactive waste. The Company also has three subcontracts with Bechtel-Jacobs Company, LLC, DOE's site manager, which were awarded in 1998 and cover the treatment of legacy, operational and remediation nuclear waste. The facility began accepting waste in June 2001 and became fully operational during the third quarter of 2001.

Upon the acquisition of the Company, Perma-Fix accrued for the estimated closure costs, determined pursuant to RCRA guidelines, for the Company's facility. This accrual, recorded at $2,025,000, represents the potential future liability to close and remediate the facility, should such a cessation of operations ever occur. No insurance or third party recovery was taken into account in determining the cost estimates or reserve, nor do the cost estimates or reserve reflect any discount for present value purposes. These estimated closure costs were not accrued by the Company at December 31, 1999 or 2000 since the construction of the facility had not been completed.

17.	Restatement

The Company's financial statements for the year ended December 31, 1998 were restated to correct the valuation of common and preferred stock issued to certain note holders and to record the accretion of the Series A preferred stock redemption value as discussed in Note 11. As a result of this restatement, the accumulated deficit at December 31, 1998 was increased by $67,216. The Company's restated net loss applicable to common stockholders for the year ended December 31, 1998 was increased to $997,350 compared to the amount previously reported of $930,134.

26

UNAUDITED INTERIM FINANCIAL STATEMENTS
East Tennessee Materials & Energy Corporation
Consolidated Balance Sheets
	June 25, 2001	December 31, 2000
(Amounts in Thousands)	(unaudited)

ASSETS
Current assets
Cash	$ 1	$ -
Accounts receivable, net	170	213
Prepaid expenses	-	14

Total current assets	171	227

Property and equipment, net	17,506	9,480

Intangibles and other assets
Permits, net	1,227	1,277
Lease acquisition costs, net	198	213
Goodwill, net	90	96
Other assets	10	10

Total other assets	1,525	1,596

Total assets	$ 19,202	$ 11,303

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$ 878	$ 1,128
Accrued expenses	549	921
Due to related party	5,050	4,490
Due to Perma-Fix	12,122	3,754
Notes payable	778	928
Current maturities of long-term debt	832	749
Current portion of payroll tax liability	20	20

Total current liabilities	20,229	11,990

Long-term liabilities
Long-term debt, less current maturities	13	15
Payroll tax liability, less current portion	903	903
Long-term closure costs	2,025	-
Other long-term liabilities	220	200

Total long-term liabilities	3,161	1,118

Total liabilities	23,390	13,108

Redeemable Series A Cumulative Preferred Stock	-	1,292

Stockholders' deficit
Common stock; no par value;authorized 4,000,000 shares; issued 2,878,161 and 2,066,700 shares	2,820	1,528
Accumulated deficit	(6,908)	(4,525)
Less treasury stock at cost, 25,000 shares	(100)	(100)

Total stockholders' deficit	(4,188)	(3,097)

Total liabilities and stockholders' deficit	$ 19,202	$ 11,303

East Tennessee Materials & Energy Corporation
Unaudited Consolidated Statements of Operations

	For the six months ended

	June 25,	June 30,
(Amounts in Thousands Except for Per Share Data)	2001	2000

Revenues	$ 167	$ 550
Cost of Goods Sold	127	337

Gross Profit	40	213

Selling, General and Administrative	2,279	876
Depreciation and Amortization	130	237

Loss from Operations	(2,369)	(900)

Other Income (Expense):
Interest Expense	(14)	(101)

Net Loss	(2,383)	(1,001)

Preferred Stock Dividends	(1,954)	(175)

Net Loss Applicable to Common Stock	$ (4,337)	$ (1,176)

East Tennessee Materials & Energy Corporation
Unaudited Consolidated Statements of Cash Flows

	Six Months Ended

	June 25,	June 30,
(Amounts in thousands, Except for Share Amounts)	2001	2000

Cash flows from operating activities:
Net loss	$ (2,383)	$ (1,001)
Adjustments to reconcile net loss to net
cash used by operating activities:
Depreciation and amortization	130	237
Amortization of debt discount	161	161
Long-term closure costs	2,025	-
Issuance of Common Stock for services	-	75
Cash provided by (used for):
Accounts receivable	(102)	(98)
Prepaid expenses	14	5
Accounts payable	(250)	(105)
Accrued expenses and other liabilities	(376)	199

Net cash used by operating activities	(781)	(527)

Cash flows from investing activities:
Capital expenditures, net of disposals	(8,040)	(2,050)
Expenditures obtaining permits	(22)	(91)

Net cash used by investing activities	(8,062)	(2,141)

Cash flows from financing activities:
Billings and advances from related party	560	2,130
Proceeds from notes payable and long term debt	-	495
Payments on notes payable and long term debt	(84)	(7)
Billings and advances from Perma-Fix	8,368	50

Net cash provided by financing activities	8,844	2,668

Net Increase (Decrease) in cash	1	-

Cash, beginning of period	-	-

Cash, ending of period	$ 1	$ -

Supplemental cash flow information:
Cash paid for interest	$ 2	$ 11
Non cash investing and financing activities:
Accrual of preferred stock dividends	67	67
Accretion of redemption value of preferred stock	107	107
Conversion of Series A Preferred Stock to M&EC Common Stock	1,466	-
Note payable offset with accounts receivable	(145)	-

East Tennessee Materials & Energy Corporation
Notes to Consolidated Financial Statements
June 25, 2001
(unaudited)

Reference is made herein to the notes to consolidated financial statements included in the Audited Consolidated Financial Statements of East Tennessee Materials & Energy Corporation ("M&EC" or the "Company") for the year ended December 31, 2000.

1.

Summary of Accounting Policies

 Nature of Operations. M&EC was formed in December 1997, to build and operate a mixed waste treatment facility to process waste pursuant to three broad spectrum contracts that were awarded to M&EC. We hired individuals with the skills to benefit our company, and during the period of construction we provided engineering and consulting services to the hazardous mixed waste storage, analysis, treatment and disposal industry. Primary customers of the Company are currently United States Department of Energy contractors. In June 1999, the Company obtained the necessary federal and state permits to operate a facility to treat low-level radioactive and hazardous waste. The Company completed construction of the treatment facility located in Oak Ridge, Tennessee (the "Oak Ridge Facility"), in June 2001, and the Oak Ridge Facility became operational during the third quarter of 2001. The Company was acquired by Perma-Fix Environmental Services, Inc ("Perma-Fix"). effective June 25, 2001.

Significant Accounting Policies. Our accounting policies are as set forth in the notes to consolidated financial statements referred to above.

2.

Property, Plant and Equipment

The Company incurred approximately $8.0 million of additional costs to complete the construction of its treatment facility. The Company capitalized approximately $423,000 and $162,000 of interest expense to construction in progress during the six months ending June 25, 2001 and June 30, 2000, respectively.

3.

Perma-Fix Acquisition

On June 25, 2001, the Company was acquired by Perma-Fix Environmental Services, Inc. ("Perma-Fix") pursuant to the terms of the Stock Purchase Agreement, dated January 18, 2001, (the "Purchase Agreement"). Pursuant to the terms of the Purchase Agreement, all of the outstanding voting stock of the Company was acquired by Perma-Fix and the Company with (a) the Company acquiring 20% of its own outstanding shares of voting common stock (held as treasury stock), and (b) Perma-Fix acquiring all of the remaining outstanding shares of the Company's voting common stock (the "Acquisition"). As a result, Perma-Fix now owns all of the issued and outstanding voting capital stock of the Company.

In March 2001, in contemplation of the Acquisition, the Company's Series A Preferred stockholders converted each preferred share into three shares of common stock and the Series A Preferred Stock was eliminated. In addition, the Company's Board authorized the issuance of 1,500,000 shares of preferred stock, of which 1,467,396 were designated as Series B Preferred Stock as described below.

Perma-Fix issued 1,597,576 shares of its common stock valued at $2,396,000, or $1.50 per share, in exchange for all of the Company's remaining outstanding common stock. Of the common shares issued, 947,733 were issued in satisfaction of $357,600 of the Company's notes payable and $1,064,000 of long-term debt. In addition, as partial consideration of the Acquisition, the Company issued shares of its newly designated Series B Preferred Stock to former common shareholders of the Company having a stated value of approximately $1,285,000. The Series B Preferred Stock is non-voting and non-convertible, has a $1.00 liquidation preference per share and may be redeemed at $1.00 per share at the option of the Company at any time after one year from the date of issuance. Following the first 12 months after the original issuance of the Series B Preferred Stock, the holders of the Series B Preferred Stock will be entitled to receive, when, as, and if declared by the Board of Directors of the Company out of legally available funds, dividends at the rate of 5% per year per share applied to the amount of $1.00 per share, which shall be fully cumulative. As a condition to the closing of the acquisition, Perma-Fix also issued 346,666 shares of the Common Stock to certain creditors of the Company in satisfaction of $520,000 of the Company's liabilities, of which $350,000 was in satisfaction of an unsecured note payable. At the date of closing, Perma-Fix advanced funds to the Company to pay certain liabilities to the IRS ($50,000), 401(k) plans ($1,336,000) and certain long-term debt holders ($434,000), in the aggregate amount of $1,820,000.

Prior to the date of acquisition, Perma-Fix provided design and construction services under a subcontract agreement with the Company. As of the date of acquisition, Perma-Fix had loaned and advanced the Company approximately $2.3 million for working capital purposes and had billed approximately $9.8 million under the subcontract agreement, of which approximately $2,641,000 had been billed during 2000. As of December 31, 2000 and June 25, 2001, $3,754,410 and 12,122,000, respectively was due Perma-Fix for billings and advances related to the construction of the facility.

As a condition to the closing of the Acquisition, the Company entered into an installment agreement with the IRS relating to withholding taxes owing by the Company in the amount of $923,496 ("Installment Agreement"). The Installment Agreement provides for the payment of such withholding taxes over a term of approximately eight years. In addition, as a condition to such closing, one of the Company's shareholders, Performance Development Corporation ("PDC"), and two corporations affiliated with PDC, PDC Services Corporation ("PDC Services") and Management Technologies, Inc. ("MTI") each entered into an installment agreement with the IRS relating to withholding taxes owing by each of PDC, PDC Services and MTI ("PDC Installment Agreement"). The PDC Installment Agreement provides for the payment of semi-annual installments over a term of eight years in the aggregate amount of approximately $3,714,000. The Installment Agreement and the PDC Installment Agreement provide that (a) Perma-Fix does not have any liability for any taxes, interest or penalty with respect to the Company, PDC, PDC Services or MTI; (b) the Company will be solely liable for paying the obligations of the Company under the Installment Agreement; (c) the IRS will not assert any liability against Perma-Fix, the Company or any current or future related affiliate of Perma-Fix for any tax, interest or penalty of PDC, PDC Services or MTI; and (d) as long as the payments by the Company under the Installment Agreement are made timely, the IRS will not file a notice of a federal tax lien, change or cancel the Installment Agreement. Perma-Fix did not acquire any interest in PDC, PDC Services or MTI.

Prior to the closing of the Acquisition, PDC had advanced monies to, and performed certain services for the Company aggregating approximately $3,700,000. Amounts due to PDC for such advances and services were $4,490,000 and $5,050,000 at December 31, 2000 and June 25, 2001, respectively. In payment of such advances and services and as a condition to closing, the Company issued a promissory note, dated June 7, 2001, to PDC in the principal amount of approximately $3,700,000. The promissory note is payable over eight years to correspond to payments due to the IRS under the PDC Installment Agreement. PDC has directed the Company to make all payments under the promissory note directly to the IRS to be applied to PDC's obligations under the PDC Installment Agreement.

In connection with the closing of the Acquisition, Perma-Fix also made corrective contributions to the Company's 401(k) Plan and to the PDC 401(k) Plan. The amounts paid to the PDC Plan by Perma-Fix reduced the Company's accounts payable to PDC.

The Company recently completed the construction of its low-level radioactive and hazardous waste ("mixed waste") treatment facility in Oak Ridge, Tennessee. The 125,000 square-foot facility, located on the grounds of the Oak Ridge K-25 Weapons Facility of the Department of Energy ("DOE"), will use Perma-Fix's various proprietary technologies to treat mixed waste coming from governmental, institutional and commercial generators nationwide. The Company operates under both a hazardous waste treatment and storage permit and a license to store and treat low-level radioactive waste. The Company also has three subcontracts with Bechtel-Jacobs Company, LLC, DOE's site manager, which were awarded in 1998 and cover the treatment of legacy, operational and remediation nuclear waste. The facility began accepting waste in June 2001 and became fully operational during the third quarter of 2001.

Upon the acquisition of the Company, Perma-Fix accrued for the estimated closure costs, determined pursuant to RCRA guidelines, for the Company's facility. This accrual, recorded at $2,025,000, represents the potential future liability to close and remediate the facility, should such a cessation of operations ever occur. No insurance or third party recovery was taken into account in determining the cost estimates or reserve, nor do the cost estimates or reserve reflect any discount for present value purposes. These estimated closure costs were not accrued by the Company until June 2001 since the construction of the facility had not been substantially completed until then.

UNAUDITED PRO FORMA FINANCIAL INFORMATION
Unaudited Pro Forma Condensed Combined
Statement of Operations
For the year ended December 31, 2000

(Amounts in Thousands Except for Per Share Data)	Perma-Fix	DSSI	M&EC	Adjustments		Pro Forma

Revenues	$ 59,139	$ 3,381	$ 906	$		$ 63,426
Cost of goods sold	40,910	1,938	559			43,407

Gross profit	18,229	1,443	347			20,019
Selling, general and administrative	12,765	1,269	1,291			15,325
Depreciation and amortization	3,651	127	452	1,266	(a),(b), (g)	5,496

Income (loss) from operations	1,813	47	(1,396)	(1,266)		(802)
Other income (expense):
Interest income	41	-	-			41
Interest expense	(2,657)	-	(175)	(384)	(c),(h)	(3,216)
Other income (expense)	247	(196)	119	195	(f)	365

Net income (loss)	(556)	(149)	(1,452)	(1,455)		(3,612)
Preferred stock dividends	(206)	-	(349)	349	(d)	(206)

Net income (loss) applicable to Common Stock	$ (762)	$ (149)	$ (1,801)	$ (1,106)		$ (3,818)

Basic and diluted net loss per common share	$ (0.04)					$ (0.16)

Weighted average number of common shares outstanding	21,558			1,944	(e)	23,502

Unaudited Pro Forma Condensed Combined
Statement of Operations
For the six months ended June 30, 2001

(Amounts in Thousands Except for Per Share Data)	Perma-Fix	M&EC	Adjustments		Pro Forma

Revenues	$ 36,552	$ 167	$		$ 36,719
Cost of goods sold	26,257	127			26,384

Gross profit	10,295	40			10,335
Selling, general and administrative	6,905	2,279			9,184
Depreciation and amortization	2,032	130	451	(a),(b)	2,613

Income (loss) from operations	1,358	(2,369)	(451)		(1,462)
Other income (expense):
Interest income	16	-			16
Interest expense	(2,592)	(14)	10	(c)	(2,596)
Other income (expense)	(18)	-			(18)

Net loss	(1,236)	(2,383)	(441)		(4,060)
Preferred stock dividends	(82)	(1,954)	1,922	(d)	(114)

Net loss applicable to Common Stock	$ (1,318)	$ (4,337)	$ 1,481		$ (4,174)

Basic and diluted net loss per common share	$ (0.06)				$ (0.17)

Weighted average number of common shares outstanding	22,711		1,944	(e)	24,655

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1 - Basis of Presentation

The unaudited pro forma statements of operations combine the historical consolidated statements of operations of Perma-Fix Environmental Services, Inc. for the year ended December 31, 2000, and the six months ended June 30, 2001, with the historical statements of income for DSSI for the period from January 1, 2000 through the date of acquisition of August 31, 2000 and the historical statements of income East Tennessee Materials & Energy Corp. ("M&EC") for the year ended December 31, 2000, and the six months ended June 25, 2001. The pro forma balance sheet has been omitted as the amounts for DSSI and M&EC are included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2001.

The unaudited pro forma financial statements exclude the effect of any operating income improvements which may be achieved upon combining the resources of the companies and exclude costs associated with the integration and consolidation of the companies.

Note 2 - Pro Forma Adjustments

Perma-Fix Environmental Services, Inc. acquired DSSI on August 31, 2000, and acquired M&EC on June 25, 2001, in transactions accounted for as purchases. The pro forma adjustments consist of the following:

(a)	The excess of the purchase price over the net assets acquired of approximately $9,149,000 was assigned to permits in accordance with purchase accounting. Amortization expense for acquired permits with an estimated useful life of ten years was recorded in the annual amount of $915,000.

(b)	Amortization expense for goodwill on M&EC's statements in the annual amount of $12,000 is reversed as this asset was not recorded in accordance with purchase accounting.
(c)	Reduce interest expense to reflect elimination of notes payable settled upon acquisition.
(d)	Preferred Stock dividends for Series A were eliminated pursuant to the conversion of Series A to Common Stock prior to acquisition. Recorded Preferred Stock dividends for the six months ended June 30, 2001 on the Preferred Stock Series B issued at closing. Dividends accrue at an annual rate of 5% beginning one year after acquisition.

(e)	Adjusted weighted average shares for the1,944,242 shares of Common Stock issued at closing for consideration and extinguishment of certain debt of M&EC.

(f)	Eliminate management fees of $195,000 from DSSI parent company for the eight months ended August 31, 2000, prior to DSSI acquisition.
(g)	Increase DSSI depreciation of $183,000 for write up of fixed assets to market value, and increase amortization of $180,000 for permits for DSSI.
(h)	Increase interest expense of $552,000 for debt acquired in relation to DSSI acquisition.

Note 3 - Federal Income Tax Consequences of the Mergers

The unaudited pro forma financial statements assume that the mergers qualify as taxable transactions for federal income tax purposes.

APPENDIX C

DSSI FINANCIAL STATEMENTS

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
To Be Held on April __, 2002

          The undersigned hereby appoints Dr. Louis F. Centofanti and Richard T. Kelecy, and each of them severally, as the undersigned's proxies, with full power of substitution, to attend the Special Meeting of the Stockholders of Perma-Fix Environmental Services, Inc. (the "Company") at the offices of the Company, 1940 N.W. 67th Place, Gainesville, FL 32653, on April ___, 2002, at 10:00 a.m. (EST), and at any adjournment of that meeting, and to vote the undersigned's shares of common stock, as designated below.

1.  Approval of the issuance of shares of common stock upon the exercise of warrants issued by the Company to investors and certain placement agents pursuant to the Company's private placement completed July 30, 2001, in order to comply with Rule
     4350(i)(1)(D) of the National Association of Securities Dealers, Inc.

     [   ]FOR                                                    [   ]AGAINST                                                                [   ]ABSTAIN

     The Board of Directors unanimously recommends a vote "FOR" the approval of the issuance of Common Stock upon the exercise of the warrants issued in connection with the Company's private placement.

2.  Approval of the amendment to the Company's Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company's common stock from 50,000,000 shares to 75,000,000 shares.

     [   ]FOR                                                   [   ]AGAINST                                                                [   ]ABSTAIN

     The Board of Directors unanimously recommends a vote "FOR" the approval of the amendment to the Company's Restated
     Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company's common stock from
     50,000,000 shares to 75,000,000 shares.

3.  In their discretion, upon such other matters as may properly come before the meeting or any adjournments thereof.

(Please sign on reverse side)

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PERMA-FIX ENVIRONMENTAL SERVICES, INC.

The persons named on the reverse side will vote the shares of common stock represented by this Proxy Card in accordance with the specifications made in items 1 and 2. If the undersigned makes no specification, the persons named will vote "FOR" items 1 and 2.

THE BOARD OF DIRECTORS KNOWS OF NO OTHER MATTERS THAT MAY PROPERLY BE, OR WHICH ARE LIKELY TO BE, BROUGHT BEFORE THE MEETING. HOWEVER, THIS PROXY CONFERS DISCRETIONARY VOTING AUTHORITY AS TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE MEETING, ALLOWING THE PERSONS NAMED IN THIS PROXY, OR THEIR SUBSTITUTES, TO VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT ON SUCH MATTERS.

Please sign exactly as your name appears below, date and return this Proxy Card promptly, using the self-addressed, prepaid envelope enclosed for your convenience. Please correct your address before returning this Proxy Card. Persons signing in a fiduciary capacity should indicate that fact and give their full title. If a corporation, please sign in the full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person. If joint tenants, both should sign.

                                                                                    _______________________________________________________________
                                                               Name of Shareholder (Please Print)

                                                               _______________________________________________________________
                                                               New Address (Street, City, State, Zip)

                                                               _______________________________________________________________
                                                               Signature and Title

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                                                               Signature and Title

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                                                               Date